UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Check the appropriate box:
[ ]    Preliminary Proxy Statement
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Donaldson Company, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

[X]    No fee required

[ ]    Fee paid previously with preliminary materials

[ ]    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

DONALDSON COMPANY, INC.
1400 West 94th Street
Minneapolis, Minnesota 55431-2370
www.donaldson.com
NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

DATE AND TIME: Friday, November 17, 2023 at 1:00 p.m. (CST)
RECORD DATE: Close of business on September 18, 2023.
ITEMS OF BUSINESS:
(1)    Election of Directors;
(2)    Non-binding advisory vote to approve the compensation of our Named Executive Officers;
(3)    Non-binding advisory vote on the frequency of future advisory votes on the compensation of our Named Executive Officers;
(4)    Approval of the Donaldson Company, Inc. 2019 Master Stock Incentive Plan, as amended and restated;
(5)    Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2024; and
(6)    Any other business that properly comes before the meeting.
PROXY VOTING:
It is important that your shares are represented and voted at the Annual Meeting. You received instructions on voting your shares on the Notice of Internet Availability of Proxy Materials for the Annual Meeting. If you received paper copies of the proxy materials, instructions on the different ways to vote your shares are found on the enclosed proxy card. Vote by proxy even if you plan to log in and attend the Annual Meeting.
HOW TO ATTEND THE MEETING:
Attend our virtual meeting online and vote your shares electronically by visiting www.virtualshareholdermeeting.com/DCI2023. This year's meeting will again be completely virtual which makes participation and engagement convenient for all our stockholders. You will need the 16-digit control number that is printed in the box marked by the arrow on your Notice of Internet Availability of Proxy Materials or proxy card to enter the Annual Meeting.

PLEASE PROMPTLY VOTE YOUR PROXY TO SAVE US THE EXPENSE OF ADDITIONAL SOLICITATION.

Notice of Internet Availability of Proxy Materials for the stockholder meeting to be held on November 17, 2023: Our 2023 Proxy Statement and our Fiscal 2023 Annual Report to Stockholders are available at www.proxyvote.com.

By Order of the Board of Directors

Dated: October 3, 2023	Amy C. Becker Secretary

i

DONALDSON COMPANY, INC.
1400 West 94th Street
Minneapolis, Minnesota 55431-2370

PROXY STATEMENT Mailing Date: October 3, 2023

PROPOSALS YOU ARE ASKED TO VOTE ON

Item 1: Election of Directors
Three current directors, Tod E. Carpenter, Pilar Cruz and Ajita G. Rajendra are recommended for election to the Board of Directors at the Annual Meeting. Information on the director nominees is provided on pages 9-13. Directors are elected for a three-year term so that approximately one-third are elected at each Annual Meeting of Stockholders.
The Board of Directors unanimously recommends a vote FOR the election of each director nominee.
Item 2:    Non-Binding Advisory Vote to Approve the Compensation of our Named Executive Officers
As required pursuant to Section 14A of the Securities Exchange Act of 1934, the Company is providing our stockholders with an advisory (non-binding) vote on the compensation of our Named Executive Officers as disclosed in this Proxy Statement.
The Board of Directors unanimously recommends a vote FOR the compensation of our Named Executive Officers described in this Proxy Statement.
Item 3: Non-binding Advisory Vote to Approve the Frequency of Future Advisory Votes on the Compensation of our Named Executive Officers
As required pursuant to Section 14A of the Securities Exchange Act of 1934, the Company is providing our stockholders with an advisory (non-binding) vote on the frequency of future votes on the compensation of our Named Executive Officers as disclosed in this Proxy Statement.
The Board of Directors unanimously recommends a vote for 1 YEAR as the frequency of future advisory votes on the compensation of our Named Executive Officers described in this Proxy Statement.
Item 4: Approval of the Donaldson Company, Inc. 2019 Master Stock Incentive Plan, as Amended and Restated
The Company is asking our stockholders to approve the adoption of the Donaldson Company, Inc. 2019 Master Stock Incentive Plan, as amended and restated, to increase the number of shares of the Company's common stock available for issuance thereunder by 5,000,000 shares. Information on the Donaldson Company, Inc. 2019 Master Stock Incentive Plan, as amended and restated, is provided on pages 65-71.
The Board of Directors unanimously recommends a vote FOR the approval of the Donaldson Company, Inc. 2019 Master Stock Incentive Plan, as amended and restated.
Item 5: Ratification of the Appointment of Independent Registered Public Accounting Firm
The Audit Committee has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending July 31, 2024, and is requesting ratification by our stockholders.
The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2024.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive this Proxy Statement?
You received this Proxy Statement because the Board of Directors ("Board") of the Company is soliciting proxies for use at the Annual Meeting to be held on November 17, 2023, and you were a Donaldson stockholder as of the close of business on the record date of September 18, 2023. Only stockholders of record are entitled to vote at the Annual Meeting and the Board is soliciting your proxy to vote. We had 120,587,522 shares of common stock outstanding as of the close of business on the record date. Each share entitles its holder to one vote, and there is no cumulative voting.
This Proxy Statement summarizes the information you need to know to vote. We first mailed or otherwise made available to stockholders this Proxy Statement and form of proxy on or about October 3, 2023.

Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?
In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we may furnish proxy materials, including this Proxy Statement and our Fiscal 2023 Annual Report to Stockholders, to our stockholders by providing access to such documents on the internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials, which was mailed to most of our stockholders, will instruct you as to how you may access and review all of the proxy materials on the internet. Such notice also instructs you as to how you may submit your proxy on the internet. If you would like to receive a paper copy of our proxy materials, please follow the instructions for requesting such materials provided in the Notice of Internet Availability of Proxy Materials.
SEC rules allow us to deliver a single copy of an annual report, proxy statement, or Notice of Internet Availability of Proxy Materials to two or more stockholders that share the same household address unless we receive contrary instruction from one or more of our stockholders. If you received multiple copies and would like to receive only one copy per household in the future, or if you received only one copy and would like to receive multiple copies in the future, you should contact your bank, broker or other nominee record holder, or if you are a record holder, contact Amy Becker, Secretary, at Donaldson Company, Inc., MS 101, P.O. Box 1299, Minneapolis, MN 55440-1299, by telephone at 952-703-4965, or by email to Investor.Relations@Donaldson.com. Following this request, we will undertake to deliver promptly a separate copy of the proxy materials. These documents may also be downloaded and printed from our Investor Relations website at ir.donaldson.com.

What does it mean if I receive more than one proxy card?
It means that you hold shares in multiple accounts with banks or stockbrokers, or with the transfer agent.
PLEASE VOTE ALL OF YOUR SHARES.

Who pays for the cost of proxy preparation and solicitation?
The Company pays for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks or other nominees for forwarding proxy materials to street name holders. We are soliciting proxies primarily by mail, email, and the internet. In addition, our directors, Officers, and other employees may solicit proxies by email, telephone, facsimile, or personally. These individuals will receive no additional compensation for their services other than their regular salaries.

What am I voting on, what does the Board recommend and what vote is required to approve each item?
The table below summarizes the proposals that will be voted on, the vote required to approve each item, voting options, how votes are counted and how the Board recommends you vote:

Proposal	Vote Required	Voting Options	Board Recommendation(1)	Broker Discretionary Voting Allowed(2)	Impact of Abstention
Item 1: Election of three directors	Majority of votes cast "FOR" votes must exceed 50% of the number of votes cast, and the votes cast include votes to withhold authority(3)	"FOR" "WITHHOLD"	"FOR"	No	N/A
Item 2: Non-binding advisory vote on the compensation of our Named Executive Officers	We will consider our stockholders to have approved, on an advisory basis, the compensation of our Named Executive Officers if more shares are voted "FOR" than "AGAINST"	"FOR” “AGAINST" "ABSTAIN"	"FOR"	No	None
Item 3: Non-binding advisory vote on the frequency of future advisory votes on the compensation of our Named Executive Officers	We will consider the frequency that receives the highest number of votes to be the non-binding choice of the stockholders	"1 YEAR" "2 YEARS" "3 YEARS" "ABSTAIN"	"1 YEAR"	No	None
Item 4: Approval of the Donaldson Company, Inc. 2019 Master Stock Incentive Plan, as amended and restated	Affirmative vote of a majority of the shares entitled to vote and represented at the meeting or by proxy	"FOR" "AGAINST" "ABSTAIN"	"FOR"	No	"AGAINST"
Item 5: Ratification of the appointment of our independent registered public accounting firm for the fiscal year ending July 31, 2024	Affirmative vote of a majority of the shares entitled to vote and represented at the meeting or by proxy	"FOR" "AGAINST" "ABSTAIN"	"FOR"	Yes	"AGAINST"
______________
(1)If you do not specify how you want to vote your shares on your returned proxy card, or through the telephone or internet prompts, your shares will be voted in accordance with the Board recommendation above.
(2)If you hold shares in a brokerage account in your broker's name (street name) and do not provide voting instructions to your broker, your broker will not vote your shares on any proposal where the broker does not have discretionary authority to vote. In such a situation, the shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to the matter requiring discretionary authority. New York Stock Exchange ("NYSE") rules permit brokers discretionary authority to vote on Item 5 if they do not receive instructions from the street name holder of the shares.
(3)The vote described above applies for the election of directors in uncontested director elections. Directors will be elected by a plurality vote at a meeting if:
•The Secretary receives a notice that a stockholder has nominated a person for election to the Board in compliance with the advance notice requirements for stockholder nominees set forth in our Bylaws; and
•Such nomination has not been withdrawn by such stockholder prior to the 10th day preceding the date the Company first mails its notice of meeting to our stockholders.
We use an independent inspector of elections, Broadridge Investor Communication Solutions, Inc., to tabulate the votes received.

How do I vote my shares?
If you are a stockholder of record you may vote using any ONE of the following methods. By:
•PHONE - toll free 1-800-690-6903
•INTERNET - www.proxyvote.com
•MAIL - promptly complete, sign and mail your proxy card
•ONLINE - during the virtual meeting at www.virtualshareholdermeeting.com/DCI2023
You will need the 16-digit control number that is printed in the box marked by the arrow on your Notice of Internet Availability of Proxy Materials or your proxy card to enter the Annual Meeting.
On the day of our annual meeting, we recommend that you log into our virtual meeting at least 15 minutes before the scheduled start time to ensure that you can access the meeting. Submitting a question for management is also convenient with the virtual meeting. If you wish to submit a question, type your question into the “Ask a Question” field within the virtual meeting and click “Submit.” Questions related directly to the annual meeting will be answered during our virtual meeting, subject to time constraints. Questions pertinent to meeting matters that cannot be answered during the meeting due to time constraints will be posted online and answered at ir.donaldson.com. The questions and answers will be available as soon as practical after the meeting and will remain available until one week after the posting. We welcome ongoing engagement with our stockholders, so you can also submit information requests or find our contact information at ir.donaldson.com.

How do I vote if I hold stock through a Donaldson employee benefit plan?
We have added the shares of common stock held by participants in Donaldson’s employee benefit plan to the participants’ other holdings shown In their proxy materials. Donaldson’s employee benefit plan is the Donaldson Company, Inc. Retirement Savings and Employee Stock Ownership Plan.
If you hold stock through Donaldson’s employee benefit plan, voting your proxy using one of the first three methods above also serves as confidential voting instructions to the plan trustee, Fidelity Management Trust Company (“Fidelity”). Fidelity also will vote the shares allocated to individual participant accounts for which it has not received instructions, as well as shares not so allocated, in the same proportion as the directed shares are voted. Fidelity will vote your employee benefit plan shares as directed by you provided that your proxy vote is RECEIVED BY NOVEMBER 16, 2023.
If you participate in the Donaldson Dividend Reinvestment Program or in the Donaldson Employee Stock Purchase Program administered by the transfer agent, your shares in those programs have been added to your other holdings and are included in your proxy materials.

How do I vote my shares held in “street name” in a brokerage or bank account?
If your shares are held in a brokerage or bank account in your broker's name (street name), you should follow the voting directions provided by your broker or nominee. If you do so, your broker or nominee will vote your shares as you have directed.

What if I submit a proxy and then change my mind?
You may change or revoke your proxy at any time before it is voted at the meeting by using any of the following methods:
•    Send written notice of revocation to our Secretary;
•    Submit a properly signed proxy card with a later date;
•    Vote by phone or internet at a time following your prior phone or internet vote; or
•    Vote online during the virtual meeting as described above.
If your shares are held in a brokerage account in your broker’s name (street name), contact your broker or nominee for information on how to change or revoke your voting instructions and provide new voting instructions.

Who may attend the meeting?
All Donaldson stockholders of record as of the close of business on September 18, 2023, may attend.

How many shares must be present to conduct the meeting?
At least a majority of the shares outstanding as of the record date must be present to establish a quorum, which is necessary for the meeting to be valid. We will count you as present if you:
•    Have properly voted your proxy by phone, internet, or mailing of the proxy card;
•    Are present by attending the virtual meeting; or
•    Hold your shares in a brokerage account in your broker's name (street name) and your broker uses its discretionary authority to vote your shares on Item 5.

How will voting on any other business be conducted?
We do not know of any business to be considered at the Annual Meeting other than the proposals described in this Proxy Statement. If any other business is properly presented at the Annual Meeting, your shares will be voted by the holders of the proxies in their discretion.

Where do I find the voting results of the meeting?
We will publish the voting results in a Form 8-K to be filed with the SEC within four business days of the meeting.

How do I submit a stockholder proposal for next year's Annual Meeting?
If you wish to include a proposal in the Company’s Proxy Statement for its 2024 Annual Meeting of Stockholders, you must submit the proposal in writing so that it is received no later than June 5, 2024. Please send your proposal to Amy Becker, Secretary, Donaldson Company, Inc., MS 101, P.O. Box 1299, Minneapolis, MN 55440-1299.
Under our Bylaws, if you wish to nominate a director or bring other business before the stockholders at our 2024 Annual Meeting without having your proposal included in our proxy statement:
•    You must notify the Secretary in writing between July 20 and August 19, 2024.
•    Your notice must contain the specific information required in our Bylaws. If you would like a copy of our Bylaws, we will send you one without charge. Please send your written request to the Secretary at the address shown above.
In addition to satisfying the foregoing requirements, to comply with universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Board's nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than September 18, 2024.

SECURITY OWNERSHIP

The following table sets forth information as to entities that have reported to the SEC or have otherwise advised the Company that they are a “beneficial owner,” as defined by the SEC’s rules and regulations, of more than 5% of the outstanding common stock of the Company based on the number of shares of common stock outstanding on September 18, 2023.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
The Vanguard Group, Inc.	12,759,764(1)	10.58%
100 Vanguard Boulevard
Malvern, PA 19355

State Street Corporation	12,741,305(2)	10.57%
One Lincoln Street
Boston, MA 02111

BlackRock, Inc.	11,179,959(3)	9.27%
55 East 52nd Street
New York, NY 10055
_______________
(1)    Based on information provided in a Schedule 13G/A filed with the SEC on February 9, 2023 by The Vanguard Group, an investment advisor ("Vanguard"). Vanguard reported that it has sole voting power of 0 shares, shared voting power over 44,295 shares, sole dispositive power over 12,594,411 shares and shared dispositive power over 165,353 shares.
(2)    Based on the information provided in a Schedule 13G filed with the SEC on February 6, 2023 by State Street Corporation ("State Street"). State Street reported that it has sole voting power over 0 shares, shared voting power over 6,247,642 shares, sole dispositive power over 0 shares and shared dispositive power over 6,493,663 shares.
(3)    Based on information provided in a Schedule 13G/A filed with the SEC on January 25, 2023 by BlackRock, Inc., a parent holding company ("BlackRock"). BlackRock reported that it has sole voting power over 10,867,361 shares, shared voting power over 0 shares, sole dispositive power over 11,179,959 shares and shared dispositive power over 0 shares.

The following table shows information regarding the beneficial ownership of the Company’s common stock, as of September 18, 2023, by each director, each director nominee, each of the Named Executive Officers (“NEOs” as identified on page 31) and all current executive officers (“Officers”), directors and director nominees as a group. The shares listed in the table as beneficially owned include (i) shares over which a person has sole or shared voting power, or sole or shared power to invest or dispose of the shares, whether or not a person has any economic interest in the shares; (ii) deferred stock units that have vested and been deferred, as to which the beneficial owner has no voting or investment power; and (iii) shares subject to restricted stock units ("RSUs") that vest within 60 days of September 18, 2023 and options exercisable within 60 days of September 18, 2023. Except as otherwise indicated, the named beneficial owner has sole voting and investment power with respect to the shares held by such beneficial owner, and the shares are not subject to any pledge.

Name of Beneficial Owner	Total Amount and Nature of Beneficial Ownership of Common Stock (1)(2)(3)	Percent of Common Stock	Deferred Stock Units Included in Total Amount Column (3)	RSUs and Exercisable Options Included in Total Amount Column
Employee Director and Named Executive Officers
Amy C. Becker	212,019	*	307	166,601
Tod E. Carpenter	1,493,752	1.23	—	1,269,568
Richard B. Lewis	149,821	*	—	133,168
Scott J. Robinson	274,437	*	—	244,701
Thomas R. Scalf	249,884	*	—	212,835
Wim Vermeersch	88,535	*	—	83,866
Non-Employee Directors
Pilar Cruz	36,171	*	3,642	25,401
Christopher M. Hilger	8,602	*	2,379	1,701
Douglas A. Milroy	34,554	*	1,520	24,301
Willard D. Oberton	95,068	*	15,568	70,201
Richard M. Olson	2,797	*	—	1,567
James J. Owens	95,396	*	6,669	81,601
Ajita G. Rajendra	120,831	*	20,388	81,601
Trudy A. Rautio	91,695	*	14,366	70,201
Jacinth C. Smiley	2,797	*	—	1,567
Current Directors and Officers as a Group (17)	3,275,446	2.58	66,252	2,662,284
_______________
*Indicates less than 1% of our outstanding common stock
(1)    Includes all beneficially owned shares, including restricted shares, shares for non-employee directors held in trust, shares underlying the units listed under the Deferred Stock Units column and the shares underlying RSUs that vest, and options exercisable, within 60 days of September 18, 2023, as listed under the RSUs and Exercisable Options column.
(2)    Includes the following shares held in the Employee Stock Ownership and Retirement Savings Plan trust: Ms. Becker, 8,090 shares; Mr. Carpenter, 10,550 shares; Mr. Lewis, 3,554 shares; Mr. Robinson, 1,018 shares; Mr. Scalf, 7,601 shares; Mr. Vermeersch, 0 shares; and all Directors and Officers as a Group, 43,637 shares. Voting of shares held in the Employee Stock Ownership and Retirement Savings Plan trust is passed through to the participants. Also includes the following shares held in the Deferred Compensation and 401(k) Excess Plan trust: Ms. Becker, 1,517 shares; Mr. Carpenter, 11,456 shares; Mr. Lewis, 807 shares; Mr. Robinson, 1,048 shares; Mr. Scalf, 3,005 shares; Mr. Vermeersch, 0 shares; and all current Directors and Officers as a Group, 18,235 shares. Voting of shares held in the Deferred Compensation and 401(k) Excess Plan trust is passed through to the participants.
(3)    Deferred stock units held by Officers represent deferral of shares awarded under the Long-Term Compensation Plan under the 2010 Master Stock Incentive Plan. The Officer has no voting or investment power over such units. Deferred stock units held by non-employee directors are held in the non-employee director's deferred stock account trust. Voting of such shares is passed through to the participants.

ITEM 1: ELECTION OF DIRECTORS
The Bylaws of the Company provide that the Board shall consist of not less than 3 nor more than 15 directors and that the number of directors may be changed from time to time by the affirmative vote of a majority of the directors. The Board currently consists of 10 directors. Vacancies and newly created directorships resulting from an increase in the number of directors may be filled by a majority of the directors then in office and the directors so chosen will hold office until the next election of the class for which such directors have been chosen and until their successors are elected and qualified. Directors are elected for a term of three years with positions staggered so that approximately one-third of the directors are elected at each Annual Meeting.
The directors with terms expiring at the 2023 Annual Meeting are Tod E. Carpenter, Pilar Cruz and Ajita G. Rajendra.
The Corporate Governance Committee and the Board reviewed and considered the qualifications and service of Tod E. Carpenter, Pilar Cruz and Ajita G. Rajendra and approved their nomination to stand for re-election to the Board.
Each of the nominees has agreed to serve as a director if elected. The Board has no reason to believe that any of the nominees will be unavailable or unable to serve, but in the event a nominee is not a candidate at the meeting, the persons named in the proxy intend to vote in favor of the remaining nominee or nominees and such other person or persons, if any, as they may determine.

Board Recommendation
The Board of Directors recommends that stockholders vote FOR the election of Tod E. Carpenter, Pilar Cruz and Ajita G. Rajendra for a three-year term expiring in 2026.

Information Regarding Directors
The director nominees and the directors whose term in office will continue after the meeting have provided information about themselves in the following section. SEC rules require us to briefly discuss the specific experience, qualifications, attributes, or skills that led the Board to conclude that each director nominee and director should serve on our Board of Directors. This discussion is provided in a separate paragraph following each director’s biography in the following sections.

Directors with Terms Expiring in 2023

Tod E. Carpenter
Age: 64 Director Since: 2014 Committee: •None
Biography
•President and Chief Executive Officer of the Company since 2015 and Chairman since 2017
•Chief Operating Officer of the Company from 2014 to 2015
•Senior Vice President, Engine Products of the Company from 2011 to 2014
•Vice President, Europe and Middle East of the Company from 2008 to 2011
•Vice President, Global Industrial Filtration Systems of the Company from 2006 to 2008

Qualifications
Tod Carpenter brings to the Board a wealth of general management and global leadership experience. Tod joined Donaldson in 1996. Since then, his roles have included driving strategic growth initiatives, launching innovative proprietary products, and strengthening relationships with the Company’s key global customers. Tod has a Bachelor’s Degree in Manufacturing Technology from Indiana State University and an M.B.A. from Long Beach State University. Tod serves on the Boards of Donaldson since 2014 and AMETEK, Inc. since 2019. Tod currently serves on the Board of Advisors of the Carlson School of Management at the University of Minnesota.

Other U.S. Public Company Board Memberships (Current and Past Five Years)
•AMETEK, Inc.

Pilar Cruz
Age: 52 Director Since: 2017 Committee: •Audit •Corporate Governance
Biography
•Chief Sustainability Officer of Cargill, Incorporated, a provider of food, agriculture, financial and industrial products and services, since 2021
•President, Cargill Aqua Nutrition of Cargill from 2019 to 2021
•President, Cargill Feed and Nutrition of Cargill from 2017 to 2019
•Corporate Vice President, Corporate Strategy & Development of Cargill from 2015 to 2017
•Positions of increasing responsibility at Cargill Meats Central America and Cargill Meats Europe from 2011 to 2015

Qualifications
Pilar Cruz brings to the Board her experience and expertise in corporate strategy, management and global leadership. Pilar has gained this valuable experience from her various leadership and management roles at Cargill. Her global experience provides the Board with valuable insight with respect to strategic, operational and management matters. Pilar serves on the board of World Food Program USA, a non-profit organization. Pilar has a Bachelor’s Degree in Economics from Universidad de Los Andes in Bogotá, Colombia and an M.B.A. from the Ross School of Business at the University of Michigan.

Other U.S. Public Company Board Memberships (Current and Past Five Years)
•None

Directors with Terms Expiring in 2023 (continued)

Ajita G. Rajendra
Age: 71 Director Since: 2010 Committees: •Human Resources - Chair
Biography
•Retired from A. O. Smith Corporation, a global water technology company and manufacturer of residential and commercial water heating equipment, in 2020
•Executive Chairman of A. O. Smith Corporation from 2018 to 2020
•President of A. O. Smith Corporation from 2011 to 2018, Chief Executive Officer from 2013 to 2018 and Chairman from 2014 to 2018
•Positions of increasing responsibility at A. O. Smith from 2005 to 2011, including Executive Vice President from 2006 to 2011 and Chief Operating Officer from 2011 to 2013

Qualifications
Ajita Rajendra brings to the Board his public company leadership expertise and experience at A. O. Smith. Ajita has valuable manufacturing experience in various categories, including consumer durables, industrial products, and appliances. From his previous experience as the President of A. O. Smith Water Products Company, Ajita provides valuable insight to the Board on leading global businesses and negotiating acquisitions and joint ventures. Ajita is originally from Sri Lanka and received a Bachelor's degree in Chemical Engineering at the Indian Institute of Technology, Madras, India and an M.B.A. degree from Carnegie Mellon University.

Other U.S. Public Company Board Memberships (Current and Past Five Years)
•A. O. Smith Corporation
•The Timken Company

Directors with Terms Expiring in 2024

James J. Owens
Age: 59 Director Since: 2013 Committees: •Corporate Governance •Human Resources
Biography
•Retired President and Chief Executive Officer of H.B. Fuller Company, a leading global adhesives provider, in 2022
•President and Chief Executive Officer of H.B. Fuller Company, from 2010 to 2022
•Senior Vice President, Americas of H.B. Fuller Company in 2010
•Senior Vice President, North America of H.B. Fuller Company from 2008 to 2010

Qualifications
Jim Owens brings to the Board his extensive experience and expertise in global manufacturing businesses. He spent 22 years with National Starch’s adhesives business, a division of ICI (Imperial Chemical Industries Limited), in a variety of positions, including serving as Corporate Vice President and General Manager and as Vice President and General Manager of the Europe/Middle East and Africa adhesives business. Jim provides global leadership insights as well as public company board experience. Jim currently serves on the Board of Advisors of the Carlson School of Management at the University of Minnesota. Jim has a Bachelor’s degree in Chemical Engineering from the University of Delaware and an M.B.A. degree from The Wharton School, University of Pennsylvania.

Other U.S. Public Company Board Memberships (Current and Past Five Years)
•H.B. Fuller Company

Directors with Terms Expiring in 2024 (continued)

Trudy A. Rautio
Age: 70 Director Since: 2015 Committees: •Audit - Chair •Corporate Governance
Biography
•Retired from Carlson, a privately held global hospitality and travel company, in 2015
•President and Chief Executive Officer of Carlson from 2012 to 2015
•Executive Vice President and Chief Administrative Officer of Carlson from 2011 to 2012
•Executive Vice President and Chief Financial Officer of Carlson from 2005 to 2011

Qualifications
Trudy Rautio brings to the Board her leadership experience in her position as the former President and Chief Executive Officer of Carlson. Prior to her appointment as CEO, Trudy served as Executive Vice President and Chief Financial and Administrative Officer and has valuable experience in various categories, including business, financial, and information technology operations. Trudy has knowledge and experience leading global businesses and operations. Trudy currently serves on the Securian Financial Group, Inc., board. Trudy is a graduate of Bemidji State University and has an M.B.A. from the University of St. Thomas. In addition, she is a Certified Public Accountant (unlicensed) and Certified Management Accountant.

Other U.S. Public Company Board Memberships (Current and Past Five Years)
•Merlin Entertainments (2015-2019)

Christopher M. Hilger
Age: 58 Director Since: 2021 Committees: •Audit
Biography
•Chairman, President and Chief Executive Officer of Securian Financial Group, Inc., an insurance company, since 2017
•Chief Executive Officer of Securian Financial from 2015 to 2017
•President of Securian Financial from 2012 to 2015

Qualifications
Chris Hilger brings to the Board his management and financial experience as Chairman, President and CEO of Securian Financial. After Chris joined Securian Financial in 2004, he progressed into positions of greater responsibility in distribution development, mergers and acquisitions and strategic planning. Chris serves on the board of the Federal Reserve Bank of Minnesota, he co-chairs the St. Paul Downtown Alliance and he is a member of the executive committee of the Minnesota Business Partnership. Chris has a Bachelor's degree in Finance from Indiana University.

Other U.S. Public Company Board Memberships (Current and Past Five Years)
•None

Directors with Terms Expiring in 2025

Douglas A. Milroy
Age: 64 Director Since: 2016 Committees: •Audit •Human Resources
Biography
•Former Chief Executive Officer and Chairman of G&K Services, Inc., a service-based provider of branded uniform and facility services programs
•Chief Executive Officer of G&K from 2009 to 2017 and Chairman from 2014 to 2017
•President, Direct Purchase and Business Development of G&K from 2006 to 2009

Qualifications
Doug Milroy brings to the Board his expertise, executive leadership experience and management of a public company. Doug has extensive global leadership experience in business-to-business organizations. Doug provides the Board valuable insight with respect to his experience with global operational, strategic and management matters. Doug has a Bachelor’s degree from the University of Minnesota and an M.B.A. from The Harvard Business School.

Other U.S. Public Company Board Memberships (Current and Past Five Years)
•None

Willard D. Oberton
Age: 65 Director Since: 2006 Lead Director Since: 2017 Committees: •Corporate Governance - Chair
Biography
•Retired from Fastenal Company, an industrial and construction supplies company, in 2021
•President of Fastenal from 2001 to 2012 and in 2015, Chief Executive Officer from 2002 to 2015 and Chairman from 2014 to 2021
•Chief Operating Officer of Fastenal from 1997 to 2002

Qualifications
Will Oberton brings to the Board strong business acumen and his public company expertise from leadership positions at Fastenal. Will served in various sales, operational, and management roles and provides valuable insight from this experience. Will was named 2006 CEO of the Year by Morningstar, Inc. Will is an experienced public company board member having served on Donaldson’s Board since 2006 and the Fastenal Board from 1999 to 2021. Will also serves on the Board of Wincraft Inc., a privately held company. Will has a Marketing degree from St. Cloud Technical and Community College.

Other U.S. Public Company Board Memberships (Current and Past Five Years)
•Fastenal Company (2014-2021)

Directors with Terms Expiring in 2025 (continued)

Richard M. Olson
Age: 60 Director Since: 2022 Committees: •Corporate Governance •Human Resources
Biography
•Chairman of Board of The Toro Company, a provider of outdoor maintenance and beautification products, since 2017 and President and Chief Executive Officer since 2016
•President and Chief Operating Officer of Toro from 2015 to 2016
•Group Vice President, International Business, Micro Irrigation Business and Distributor Development of Toro from 2014 to 2015
•Vice President, International Business of Toro from 2013 to 2014

Qualifications
Rick Olson brings to the Board his expertise as a public company leader at The Toro Company where he serves as Chairman of the Board, President and Chief Executive Officer. Since joining Toro in 1986, Rick has served in various leadership, operations and engineering positions and provides valuable insight from his experience. Rick serves on the Board of The Toro Foundation and the Board of Advisors of the University of Minnesota Carlson School of Management. Rick has a Bachelor’s degree in Industrial Technology from Iowa State University and an MBA from the University of Minnesota – Carlson School of Management.

Other U.S. Public Company Board Memberships (Current and Past Five Years)
•The Toro Company

Jacinth C. Smiley
Age: 55 Director Since: 2022 Committee: •Audit
Biography
•Executive Vice President and Chief Financial Officer of Hormel Foods Corporation, a global branded food company, since January 2022
•Group Vice President, Corporate Strategy of Hormel Foods from April 2021 to December 2021
•Vice President and Chief Accounting Officer of LyondellBasell Industries N.V., a plastics, chemicals and refining company, from 2018 to 2021
•Chief Financial Officer North America Region of General Electric Oil & Gas from 2014 to 2018
•Chief Financial Officer of General Electric Corporate, Licensing from 2012 to 2014
•Director of Financial Planning & Analysis of General Electric Capital, Equipment Finance from 2009 to 2012

Qualifications
Jacinth Smiley brings to the Board her executive leadership and public company expertise. Jacinth has significant public company financial experience as the CFO at Hormel Foods and from various other senior finance and accounting roles. Jacinth provides the Board valuable insight with respect to her experience leading growth and investment strategies. Jacinth has a Bachelor’s degree in Accounting from the University of Connecticut. In addition, she is a Certified Public Accountant.

Other U.S. Public Company Board Memberships (Current and Past Five Years)
•None

Director Dashboard - Current Nominees and Continuing Directors

CORPORATE GOVERNANCE
Corporate Governance Highlights

WHAT WE DO
•Majority independent directors on the Board and all committee members are independent
•Independent Lead Director with duties articulated in the Corporate Governance Guidelines
•Majority voting standard for the election of directors in uncontested elections
•Annual evaluations of the Board and each committee
•Board oversight of risk allocated among Board and committees, and includes Audit Committee oversight of technology systems and cybersecurity risks
•Human Resources Committee oversight of human capital management and corporate culture and Corporate Governance Committee oversight of sustainability, including environmental, social and political matters

•Single class of voting stock and each share is entitled to one vote
•Director may not be re-nominated after attaining age 75 or serving for 18 years, unless an exception is approved by the Board
•Directors limited to serving on a total of five public company boards or, in the case of a director serving as a CEO, a total of two public company boards
•Succession planning overseen by the Board, with additional succession and development reviews conducted by the Human Resources Committee
•Directors and Officers prohibited from hedging and pledging company stock
•Stock ownership guidelines for directors and Officers
•No poison pill

Board Oversight and Director Independence
Donaldson’s Board believes that a primary responsibility of the Board of Directors is to provide effective governance over Donaldson’s business. The Board selects the Chairman of the Board and the Chief Executive Officer, and monitors the performance of senior management to whom it has delegated the conduct of the business. The Board has adopted a set of Corporate Governance Guidelines to assist in its governance, and the complete text of Donaldson’s Corporate Governance Guidelines is available on our Investor Relations website, ir.donaldson.com under Governance - Governance Documents.
Our Corporate Governance Guidelines provide that a significant majority of our directors will be non-employee directors who meet the independence requirements of the NYSE. The Corporate Governance Guidelines also require that our Corporate Governance, Audit, and Human Resources Committees ("HR Committee") be comprised entirely of non-employee directors who meet all of the independence and experience requirements of the NYSE and SEC.
The Board has evaluated the transactions and relationships between each of our non-employee directors and the Company, including those companies where directors or nominees serve as an officer or served as an officer during a portion of fiscal 2023. All transactions and relationships were significantly below the thresholds described below and all involved only the ordinary course of business purchase and sale of goods and services at companies where directors serve as an officer. The table below describes the transactions and relationships the Board considered and, in each case, the amounts involved were less than the greater of $1 million or 2% of both our and the recipient’s annual revenues:

Director / Nominee	Entity	Transactions	% of Entity’s Annual Revenues in Each of the Last 3 years
Pilar Cruz	Cargill, Incorporated	We sell products to and purchase products from Cargill, Incorporated.	Less than 1%
Christopher M. Hilger	Securian Financial Group, Inc.	We purchase products from Securian Financial Group, Inc.	Less than 1%
Richard M. Olson	The Toro Company	We sell products to The Toro Company.	Less than 1%
James J. Owens	H.B. Fuller (until his retirement in December 2022)	We sell products to and purchase products from H.B. Fuller.	Less than 1%
Jacinth C. Smiley	Hormel Foods	We sell products to Hormel Foods.	Less than 1%

Based on this review and the information provided in response to annual questionnaires completed by each independent director regarding employment, business, familial, compensation, and other relationships with the Company and management, the Board has determined that every director and nominee for director (i) has no material relationship with Donaldson, (ii) satisfies all of the SEC and NYSE independence standards and (iii) is independent, with the exception of Tod Carpenter who is an employee director. The Board also has determined that each member of its Corporate Governance, Audit, and HR Committees is an independent director.

Policy and Procedures Regarding Transactions with Related Persons
Our Board, upon the recommendation of the Corporate Governance Committee, has adopted a written Related Person Transaction Policy. This policy delegates to our Audit Committee responsibility for reviewing and approving certain “related persons” that are required to be disclosed under the rules of the SEC. Under the policy, a “related person” includes any of the directors or Officers of the Company, certain stockholders and members of their immediate family.
Our Related Person Transaction Policy applies to transactions that involve a related person where we are a participant and the related person has a material direct or indirect interest and the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year. Certain types of transactions have been evaluated and pre-approved by the Board under the policy including:
•    Any transaction where the related person’s interest arises solely from being a stockholder and all stockholders receive the same benefit on a pro rata basis; and
•    Any transaction with another company at which a related person’s only relationship is as an employee, director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed the greater of (i) $500,000 or (ii) 1% of that company’s or Donaldson’s total annual revenues.
In determining whether to approve or, if prior approval could not reasonably be obtained, ratify, a related person transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms generally consistent with those available to an unaffiliated third party and the extent of the related person’s interest in the transaction. The transaction may only be approved or ratified if the Audit Committee determines that is not inconsistent with the interests of the Company and its stockholders. The Audit Committee may also condition approval or ratification on certain protective actions being taken or implemented.
Board Leadership Structure
Our Corporate Governance Guidelines provide for the roles of Chairman of the Board and Chief Executive Officer ("CEO"). The Board may, but is not required to, separate the offices of Chairman of the Board and CEO. This allows the Board to exercise its judgment to determine whether the roles should be separate or combined based on the Company’s needs and the Board’s assessment of the Company’s leadership at any point in time. Our Corporate Governance Guidelines provide that, whenever the position of Chairman is not held by an independent director, the Board will appoint an independent director to serve as Lead Director.

Tod Carpenter serves as both Chairman of the Board and CEO. Since the position of Chairman is not held by an independent director, the Board appointed Willard Oberton, the Chair of the Corporate Governance Committee, to serve as Lead Director. The Board believes that execution of the Company's vision and strategy is currently best served by having a single leader, and that the current CEO is well positioned to serve both roles, complemented by independent Board leadership through the independent Lead Director and independent Board committees.
The Board and its Corporate Governance Committee considered that all directors, other than Tod Carpenter, are independent, all Committees are comprised solely of independent directors, and the Board retains strong independent leadership through the independent Lead Director. The Lead Director’s duties include coordinating the activities of the independent directors, setting the agenda for and moderating executive sessions of the Board’s independent directors, and facilitating communications among the independent members of the Board. In performing these duties, the Lead Director is expected to consult with the Committee Chair of the appropriate Committee and solicit their participation in order to avoid diluting the authority or responsibilities of such Committee Chairs.
The independent directors meet in executive session at every Board and Committee meeting, and have the authority to ensure that the proper balance of power, authority, and transparency is maintained in all aspects of governance at the Company. We believe that our Board leadership structure effectively supports the risk oversight function of our Board.

Risk Oversight by Board of Directors
Our Board has responsibility for the oversight of risk management. The Board, either as a whole or through its Committees, regularly discusses with management the Company’s risk assessments and risk management procedures and controls.
The Audit Committee reviews the Company's strategies, processes, and controls with respect to risk assessment and risk management. Oversight of particular risks to the Company's business are allocated to the full Board and its Committees as summarized below. Our Board is kept abreast of the risk oversight efforts by its Committees through regular reports to the full Board by our Committee Chairs.
The Board and Audit Committee, as part of its independent oversight of key risks facing the Company, oversees cyber risk, information security and technological risk. Management provides regular updates on our approach to cybersecurity, including management’s actions to identify, assess, mitigate, and remediate material cybersecurity risks. The Board and Audit Committee separately receive reports from management, including the Chief Information Officer, on the Company’s cybersecurity programs, risk management and risk profile, and the status of programs to strengthen the Company’s cybersecurity posture.

Board of Directors Oversees Major Risks
• Strategic and competitive • Financial • Brand and reputational • Legal and regulatory • Operational • Cybersecurity • CEO succession planning • Geopolitical
Board Committees
Audit Committee Primary Risk Oversight	Human Resources Committee Primary Risk Oversight	Corporate Governance Committee Primary Risk Oversight
•Major financial and other business risk exposure
•Financial statement integrity and reporting
•Information security, technology, privacy and data protection
•Legal, regulatory, and compliance impacting financial statements and internal controls
•Internal controls
	•Executive Officer compensation policies and practices •Non-employee director compensation policies and practices •Succession planning •Diversity and inclusion	•Governance structure and processes •Legal and policy matters with potential significant reputational impact •Stockholder concerns (including corporate citizenship and sustainability)
Management Key Risk Responsibilities
•Business units and central functions identify and manage business risks	•Central functions design risk framework (including setting boundaries and monitoring risk appetite)	•Internal audit provides independent assurances on design and effectiveness of internal controls and governance processes

Meetings and Committees of the Board of Directors
The table below shows the current Chairs and membership of the Board and its Committees, the independence status of each Board member and the number of Board and Board Committee meetings held during fiscal 2023.

Director	Board of Directors	Audit Committee	Corporate Governance Committee	Human Resources Committee
Tod E. Carpenter*	C
Pilar Cruz	•	•	•
Christopher M. Hilger**	•	•
Douglas A. Milroy	•	•		•
Willard D. Oberton	•		C
Richard M. Olson	•		•	•
James J. Owens	•		•	•
Ajita G. Rajendra	•			C
Trudy A. Rautio**	•	C	•
Jacinth C. Smiley**	•	•
Number of FY23 Meetings	6	8	3	4
C - Chair        • - Member    * - Non-Independent Director        ** - Audit Committee Financial Expert

Each director attended at least 75% of the aggregate of all meetings of the Board and its Committees on which they served during the year. It is our policy that directors are expected to attend our Annual Meeting. Last year, all individuals then serving as directors attended the Annual Meeting.
Each of the Board Committees has a written Charter, approved by the Board, establishing the authority and responsibilities of the Committee. Each Committee’s Charter is posted on our Investor Relations website, ir.donaldson.com, under Governance - Committee Composition.

Audit Committee Responsibilities

•	Selects and evaluates the independent registered public accounting firm and oversees its work.

•	Pre-approves all auditing services and permitted non-audit services to be performed by the independent registered public accounting firm, including related fees.

•	Reviews with management and the independent registered public accounting firm our annual audited financial statements and recommends to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K.

•	Reviews with management and the independent registered public accounting firm our quarterly financial statements and the associated earnings news releases.

•	Reviews with management and the independent registered public accounting firm significant reporting issues and judgments relating to the preparation of our financial statements, including internal controls.

•	Reviews with management and the independent registered public accounting firm our critical accounting policies and practices and major issues regarding accounting principles.

•	Reviews the Company’s strategies, processes, and controls with respect to risk assessment and risk management, and discuss major financial and other business risk exposure and risks related to security (including cybersecurity), technology, privacy and data protection.

•	Reviews the appointment, performance, and replacement of the internal audit director, and reviews the CEO’s and CFO’s certification of internal controls and disclosure controls.

•	Reviews the Company’s compliance system, including programs and procedures for the receipt, retention, and treatment of complaints regarding accounting, internal controls, and auditing matters.

•	Review and discuss generally disclosure and utility of non-GAAP measures and performance metrics, including how these measures are calculated or determined, whether they are consistently prepared and presented and how the Company's disclosure controls and procedures relate to the disclosure of such measures.

Audit Committee Expertise
In addition to meeting the independence requirements of the NYSE and the SEC, all members of the Audit Committee have been determined by the Board to meet the financial literacy requirements of the NYSE’s listing standards. The Board also has designated Christopher M. Hilger, Trudy A. Rautio, and Jacinth C. Smiley as Audit Committee financial experts as defined by SEC regulations.

Human Resources Committee Responsibilities

•	Reviews and approves the CEO’s compensation, leads an annual evaluation of the CEO’s performance, and determines the CEO’s compensation based on this evaluation.

•	Reviews and approves the Company's compensation plans for our Officers, as well as all equity-based plans based on delegation established by the Board.

•	Reviews and approves incentive compensation goals and performance measurements applicable to our Officers.

•	Reviews the Company’s compensation risk analysis.

•	Reviews and recommends that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement and Annual Report on Form 10-K.

•	Reviews and approves the compensation and benefit programs for non-employee directors.

•	Reviews and makes recommendation to the Board regarding the Company's leadership development and succession planning activities and process.

•	Oversee and monitor the Company's strategies and policies related to human capital management and corporate culture, including diversity and inclusion.

The HR Committee has the authority to retain independent compensation consultants to assist in the analysis of our executive compensation program. The HR Committee has engaged Willis Towers Watson as an independent compensation consultant to perform an annual benchmarking review of our executive compensation program and to be available for HR Committee meetings as needed. In its capacity as a compensation consultant to the HR Committee, Willis Towers Watson reports directly to the HR Committee and the HR Committee has sole authority to retain and terminate the consulting relationship.

Below is a summary of different services provided and associated fees received by Willis Towers Watson in fiscal 2023.

Services and Fees	Fiscal Year 2023
Executive and Board compensation support	$126,696
Global employee survey services	$161,802

All of the additional services not relating to executive and board compensation support performed by Willis Towers Watson, along with their affiliated companies, were approved by management and performed at the direction of management in the ordinary course of business. In assessing the independence of Willis Towers Watson, the HR Committee considered the factors contained in the applicable SEC and NYSE rules, including the amount and nature of the additional consulting work provided to the Company and concluded that no conflict of interest exists that would prevent Willis Towers Watson from independently advising the HR Committee.

Corporate Governance Committee Responsibilities

•	Reviews and establishes the process and criteria for the selection of director candidates and recommends director candidates for election to the Board.

•	Reviews and recommends the size and composition of the Board.

•	Reviews and recommends Committee structure including size, composition, and responsibilities of all Board Committees.

•	Reviews and recommends policies and procedures to enhance the effectiveness of the Board, including those in the Corporate Governance Guidelines.

•	Oversees the annual performance evaluation of the Board, its Committees, and management process.

•	Oversees the sustainability of the Company's business operations and practices regarding environmental, social, and political matters.

Corporate Governance Guidelines
Our Board has adopted a set of Corporate Governance Guidelines to assist it in carrying out its oversight responsibilities. These guidelines address a broad range of topics, including director qualifications, director nomination processes, term limits, Board and Committee structure and process, Board evaluations, director education, and conflicts of interest. The complete text of the guidelines is available on our Investor Relations website, ir.donaldson.com, under Governance - Governance Documents.

Code of Business Conduct and Ethics
All of our directors and employees, including our CEO, CFO, and other senior management, are required to comply with our Code of Conduct to help ensure that our business is conducted in accordance with the highest standards of legal and ethical behavior. Employees are required to bring any violations and suspected violations of the code to the Company's attention through management, the Company’s Compliance Committee, the Company’s legal counsel, or by using our confidential compliance helpline. Our toll-free U.S. compliance helpline number is 888-366-6031. Information on accessing the helpline from our international locations and the full text of our Code of Conduct are available on our Investor Relations website, ir.donaldson.com, under Governance - Governance Documents.

Board Composition
The Bylaws of the Company provide that the Board shall consist of not less than 3 nor more than 15 directors and that the number of directors may be changed from time to time by the affirmative vote of a majority of the directors. The Board has currently established the number of directors constituting the entire Board at 10. Vacancies and newly created directorships resulting from an increase in the number of directors may be filled by a majority of the directors then in office and the directors so chosen will hold office until the next election of the class for which such directors have been chosen and until their successors are elected and qualified. Directors are elected for a term of three years with positions staggered so that approximately one-third of the directors are elected at each Annual Meeting.

Director Commitments
Prior to joining another public company board of directors, directors must obtain approval of the Corporate Governance Committee. Our Corporate Governance Guidelines limit the number of public company boards a director may serve on to a total of five, provided that any director who is serving as the CEO of a public company may not serve on more than two public company boards.

Director Selection Process
The Corporate Governance Committee generally identifies and recommends to the Board new directors through the following process:

Source Candidate Pool
The Corporate Governance Committee will consider candidates recommended by the current directors, Officers, director search firms, and our stockholders. Periodically, the Committee will engage with one or more search firms to assist in identifying qualified director candidate.

Evaluate Qualified Candidates
Assess candidates in accordance with our Bylaws, Corporate Governance Guidelines and applicable legal and regulatory requirements.	Evaluate candidates' qualifications, including experience as a chairman of a board of directors, a CEO or other senior management, and business expertise.	Consider candidates' diversity, including race, gender, national origin, differences of background, professional and global experience, education, and other individual qualities and attributes.	Review candidates' independence, ethical standards, records of accomplishment and ability to provide valuable perspectives and meaningful oversight.

Recommend and Nominate
The Corporate Governance Committee recommends to the Board, and the Board approves, director nominees who are best qualified to serve the interests of the Company and who possess the highest personal and professional ethics, integrity and values and are committed to representing the long-term interests of the stockholders.

Appoint or Elect to the Board
The Board, considering the Corporate Governance Committee's recommendation, appoints nominees as directors and recommends a slate of nominees to be presented for election at each Annual Meeting of Stockholders.

Stockholder Nominations and Recommendations of Director Candidates
Our Bylaws provide that if a stockholder proposes to nominate a candidate at the Annual Meeting, the stockholder must give written notice of the nomination to our Secretary in compliance with the applicable deadline for submitting stockholder proposals for the applicable Annual Meeting. Stockholders who wish to recommend a candidate for consideration should follow the same procedures.
The stockholder’s notice must set forth as to each nominee all information relating to the person whom the stockholder proposes to nominate that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected).
The Corporate Governance Committee will evaluate director candidates recommended by stockholders in accordance with the same criteria for director selection as is described in under “Director Selection Process” above. No stockholders submitted director nominations in connection with the Annual Meeting.

Executive Sessions and Evaluations
Our independent directors meet in executive session without management present at each Board meeting. Likewise, all Board Committees regularly meet in executive session without management.

Board Evaluations
The Board recognizes that a routine evaluation process is an essential part of good corporate governance and board effectiveness. The Board and each Committee conduct an annual self-evaluation of their performance, with the following process:

Annual Self-Evaluation Process and Questionnaire
The Corporate Governance Committee reviews the self-evaluation process on a regular basis, including topics to be added to the self-evaluation questionnaires used to obtain feedback from directors. The questionnaires seek to obtain feedback about the Board, the Committees and their leadership in key areas of board practices designed to identify opportunities for improving Board and the Committee processes and effectiveness.

Self-Evaluation Feedback
Each director provides feedback on the topics addressed in the questionnaire for the Board and the Committees on which the director serves. The feedback received from individual directors is compiled, without attribution to the individual directors, and organized in a summary report.

Review and Discussion of Summary of Results
The summary of results from the self-evaluation questionnaires is reviewed and analyzed by the Chair of the applicable Committee and the Lead Director, and, in the case of the Board self-evaluation, the Lead Director and the Chairman of the Board. The Board and each Committee then review and discuss the summary in executive session without management present. The Chair of each Committee reports back to the full Board on the Committee self-evaluations.

Implement Recommendations
Any recommended process or other improvements resulting from the feedback and discussion are incorporated into the Board or Committee practices.

Communications with Directors
The Company’s compliance helpline is in place for our employees and others to direct their concerns to the Audit Committee, on a confidential and anonymous basis, regarding accounting, internal accounting controls, and auditing matters.
In addition, we have adopted procedures for our stockholders, employees, and other interested parties to communicate directly with the members of our Board. You may communicate by writing to the Chairman of the Board, the Chair of the Audit Committee, the Chair of the Corporate Governance Committee, the Chair of the HR Committee, the independent directors as a group, or the full Board, in the care of the office of the Secretary, Donaldson Company, Inc., MS 101, P.O. Box 1299, Minneapolis, MN 55440-1299.
Written communications about accounting, internal accounting controls, and auditing matters should be addressed to the Chair of the Audit Committee. Please indicate if you would like your communication to be kept confidential from management. The procedures for communication with the Board also are posted on our Investor Relations website, ir.donaldson.com, under Governance - Governance Documents.

Complaint-Handling Procedures
In accordance with federal law, the Audit Committee has adopted procedures governing the receipt, retention, and treatment of complaints regarding accounting, internal controls, and auditing matters. These procedures include a means for employees to submit concerns on a confidential and anonymous basis through the Company’s compliance helpline.

DIRECTOR COMPENSATION

Annual compensation for our non-employee directors is designed to attract and retain highly qualified leaders and to align with the long-term interests of our stockholders. Our non-employee director compensation is comprised of board retainers, committee chair retainers and equity awards as provided for under our Company’s Compensation Plan for Non-Employee Directors (the “Non-Employee Director Plan”). Additionally, our non-employee directors are subject to a stock ownership requirement equal to $400,000 and the ownership requirement must be achieved within five years of their election as a director. As of the end of fiscal 2023, each non-employee director who had been a director for five years had met his or her ownership requirement.

Director Compensation Process
The HR Committee assisted the Board in providing oversight of non-employee director compensation by engaging an independent executive compensation consultant to counsel on leading pay practices and governance.
As an independent executive compensation consultant, Willis Towers Watson assisted the HR Committee in the review of non-employee director compensation. For 2023, Willis Towers Watson conducted a market assessment that included data gathered from 2022 Peer Group proxy filings.
For 2023, the market assessment indicated that our non-employee director compensation program was slightly below market. Based on the analysis by Willis Towers Watson, and considering the changes made in 2022, no changes were made to non-employee director compensation for 2023.

Director Compensation Program Elements
The non-employee director compensation program is comprised of annual retainers, annual equity awards, Committee member retainers, and Committee chair retainers as highlighted below:

Board Membership Compensation	Fiscal 2023	Fiscal 2022
Annual Board Retainer	$75,000	$75,000
Annual Equity Value	$150,000	$150,000
Annual Committee Chair Retainers
Audit Committee Chair	$22,000	$22,000
Human Resources Committee Chair	$15,000	$15,000
Corporate Governance Committee Chair	$15,000	$15,000
Lead Director Annual Retainer	$30,000	$30,000

Annual Board Retainer
The non-employee director annual retainer is paid on a quarterly basis. All non-employee directors receive retainer payments in cash unless a director elects, prior to the year the retainer is paid, to defer all or a portion into the Non-Employee Director Plan. Our non-employee director compensation is more heavily weighted toward equity than cash. As a result, we do not believe any portion of the annual retainer needs to be automatically deferred.
New non-employee directors appointed to the Board during the fiscal year receive a prorated annual retainer based on the effective date of the director’s election to the Board.

Annual Equity Awards
Non-employee directors receive annual equity awards on the first business day following January 1st of each year. The total equity value is divided equally between stock option and restricted stock unit awards. A new non-employee director appointed to the Board during the fiscal year receives a prorated equity value based on the number of completed months served on the Board for that year.
    Stock Options
A stock option award represents 50% of each non-employee director’s total annual equity value. The number of stock options is calculated using the Black-Scholes option pricing model. Each stock option award has a ten-year term and vests over a three-year period in one-third increments beginning on the first anniversary of the grant date.
    Restricted Stock Units
A restricted stock unit ("RSU") award represents 50% of each non-employee director’s total annual equity value. The number of RSUs is determined based on the award value divided by the closing stock price on the date of grant. Directors receive dividend equivalent units with any quarterly dividends paid on the Company's common stock. Each RSU award, together with any associated dividend equivalent units, cliff vests 100% on the first anniversary of the grant date.

Deferred Compensation
The Company sponsors a non-qualified deferred compensation plan, as part of the Non-Employee Director Plan, that permits our non-employee directors to defer their annual retainers in one or more of the following methods:
•In cash on a deferred basis (deferred cash account); or
•In Company stock on a deferred basis (deferred stock account).
Any deferred cash amount will accrue interest equal to the ten-year Treasury Bond rate. The amounts in a deferred stock account will be credited with any quarterly dividends paid in the Company’s common stock. The Company contributes shares in an amount equal to the deferred stock accounts to a trust and a director is entitled to direct the trustee to vote all shares allocated to the non-employee director’s account. The common stock will be distributed to each non-employee director following retirement from our Board pursuant to the director’s deferral payment election. The trust assets remain subject to the claims of the Company’s creditors and are governed by the terms and conditions outlined in the trust agreement.

Fiscal 2023 Director Compensation
The following table outlines the compensation earned by our non-employee directors for the fiscal year ended on July 31, 2023.

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2)(3) ($)	Option Awards (4) ($)	Total ($)
Pilar Cruz	37,500	114,207	74,669	226,376
Christopher M. Hilger	—	151,714	74,669	226,383
Michael J. Hoffman (5)	22,500	—	—	22,500
Douglas A. Milroy	75,000	76,700	74,669	226,369
Willard D. Oberton	103,125	93,552	74,669	271,346
Richard M. Olson	75,000	76,700	74,669	226,369
James J. Owens	—	151,714	74,669	226,383
Ajita G. Rajendra	86,250	76,700	74,669	237,619
Trudy A. Rautio	—	168,194	74,669	242,863
Jacinth C. Smiley	75,000	76,700	74,669	226,369
John P. Wiehoff (5)	—	24,225	—	24,225
_____________
(1)    This column shows the board retainer as well as any applicable committee retainer and/or chair retainer for fiscal 2023 that each non-employee director has elected to receive in cash or deferred cash.
(2)    This column represents the aggregate grant date fair value of deferred stock awards and RSUs granted during fiscal 2023 computed in accordance with FASB ASC Topic 718. The grant date fair value of deferred stock awards and RSUs is equal to the closing price of a share of the Company's common stock on the date of grant. The deferred stock awards are comprised of all or a portion of compensation that the directors elected to defer in stock. Also included here are the 1,300 RSUs granted as part of the annual equity grant. The following table specifies the number of deferred stock awards granted quarterly and RSU awards granted on January 3, 2023 along with the grant date fair value of each award based on the closing market price of the stock on the grant date.

Name	Deferred Stock Awards (#)	Restricted Stock Units (#)	Grant Date Fair Value ($)
Pilar Cruz
Q4 2022 Retainer - 10/7/22	185	—	9,376
Q1 2023 Retainer - 1/3/23	159	—	9,381
Q2 2023 Retainer - 4/7/23	154	—	9,391
Q3 2023 Retainer - 7/7/23	153	—	9,359
RSU - 1/3/23	—	1,300	76,700
Christopher M. Hilger
Q4 2022 Retainer - 10/7/22	370	—	18,752
Q1 2023 Retainer - 1/3/23	318	—	18,762
Q2 2023 Retainer - 4/7/23	307	—	18,721
Q3 2023 Retainer - 7/7/23	307	—	18,779
RSU - 1/3/23	—	1,300	76,700
Douglas A. Milroy
RSU - 1/3/23	—	1,300	76,700
Willard D. Oberton
Q4 2022 Retainer - 10/7/22	111	—	5,625
Q1 2023 Retainer - 1/3/23	64	—	3,776
Q2 2023 Retainer - 4/7/23	61	—	3,720
Q3 2023 Retainer - 7/7/23	61	—	3,731
RSU - 1/3/23	—	1,300	76,700
Richard M. Olson
RSU - 1/3/23	—	1,300	76,700
James J. Owens
Q4 2022 Retainer - 10/7/22	370	—	18,752
Q1 2023 Retainer - 1/3/23	318	—	18,762
Q2 2023 Retainer - 4/7/23	307	—	18,721
Q3 2023 Retainer - 7/7/23	307		18,779
RSU - 1/3/23	—	1,300	76,700
Ajita G. Rajendra
RSU - 1/3/23	—	1,300	76,700
Trudy A. Rautio
Q4 2022 Retainer - 10/7/22	370	—	18,752
Q1 2023 Retainer - 1/3/23	411	—	24,249
Q2 2023 Retainer - 4/7/23	398	—	24,270
Q3 2023 Retainer - 7/7/23	396	—	24,223
RSU - 1/3/23	—	1,300	76,700
Jacinth C. Smiley
RSU - 1/3/23	—	1,300	76,700
John P. Wiehoff
Q4 2022 Retainer - 10/7/22	478	—	24,225

(3)    As of July 31, 2023, each of the non-employee directors had the following number of deferred stock awards and RSUs outstanding:

Name	Deferred Stock Awards	Outstanding RSUs
Pilar Cruz	3,628	1,310
Christopher M. Hilger	2,370	1,310
Michael J. Hoffman	30,618	—
Douglas A. Milroy	1,514	1,310
Willard D. Oberton	15,507	1,310
Richard M. Olson	—	1,310
James J. Owens	6,643	1,310
Ajita G. Rajendra	20,308	1,310
Trudy A. Rautio	14,310	1,310
Jacinth C. Smiley	—	1,310
John P. Wiehoff	57,161	—

(4)    This column shows the aggregate grant date fair value of the stock option award granted during fiscal 2023 to our non-employee directors computed in accordance with FASB ASC Topic 718. Refer to Note 13 of the Consolidated Financial Statements in our Annual Report on Form 10-K for fiscal 2023 for our policy and assumptions made in the valuation of share-based payments. A stock option award of 4,000 options was granted to each non-employee director on January 3, 2023. The exercise price for these options was the closing market price of the stock on the grant date.

As of July 31, 2023, each of the non-employee directors had the following number of stock options outstanding:

Name	Exercisable	Unexercisable
Pilar Cruz	25,401	8,999
Christopher M. Hilger	1,701	7,399
Michael J. Hoffman	81,601	4,999
Douglas A. Milroy	50,601	8,999
Willard D. Oberton	70,201	8,999
Richard M. Olson	1,567	7,133
James J. Owens	81,601	8,999
Ajita G. Rajendra	81,601	8,999
Trudy A. Rautio	70,201	8,999
Jacinth C. Smiley	1,567	7,133
John P. Wiehoff	79,201	4,999

(5)     Mr. Hoffman and Mr. Wiehoff retired from the Board when their terms ended in November 2022.

EXECUTIVE COMPENSATION

Compensation Committee Report
The HR Committee of the Board, acting in its capacity as the compensation committee of the Company, has reviewed and discussed the following Compensation Discussion and Analysis with management and, based on such review and discussions, the HR Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in our Annual Report on Form 10-K for the fiscal year ended July 31, 2023.

Submitted by the Human Resources Committee
Ajita G. Rajendra, Chair
Douglas A. Milroy
Richard M. Olson
James J. Owens

Compensation Discussion and Analysis
Summary
The Compensation Discussion and Analysis provides information on the Company’s executive compensation program and key elements of compensation awarded for fiscal 2023 to the following Named Executive Officers (“NEOs”) whose compensation is reported in the Summary Compensation Table on page 43:

Tod E. Carpenter, Chairman, President and Chief Executive Officer
Scott J. Robinson, Chief Financial Officer
Thomas R. Scalf, President, Enterprise Operations and Supply Chain
Richard B. Lewis, President, Mobile Solutions
Amy C. Becker, Chief Legal Officer and Corporate Secretary
Wim Vermeersch, Former Vice President, Europe, Middle East, and Africa (1)
_______________
(1) Mr. Vermeersch ceased to be an Officer and departed the Company on November 1, 2022.

This Compensation Discussion and Analysis should be reviewed in conjunction with the tables and narratives that follow it.

Executive Compensation Program Principles
The HR Committee establishes and administers the Company’s compensation program for its Officers. Our executive compensation program is designed to support the Company's objective of creating long-term value through increasingly strong total return to stockholders. The key principles of the executive compensation strategy include:
•Aligning compensation to financial measures that balance both the Company’s annual and long-term financial results;
•Providing significant portions of total compensation in variable, performance-based programs to focus the attention of our Officers on driving and increasing stockholder value;
•Setting target total direct compensation based on an established proxy peer group (as recommended by an independent compensation consultant) and published market survey data;
•Establishing high stock ownership requirements for our Officers; and
•Providing competitive pay, which enables us to attract, retain, reward, and motivate top leadership talent by generally setting compensation elements around the median of the peer group data and size-adjusted general industry survey data.
The HR Committee believes the executive compensation program is a critical element for attracting and retaining a strong executive leadership team. The HR Committee also believes that the program design balances revenue and profit in a way that has contributed to the Company’s long history of delivering consistently strong return on invested capital.

Fiscal 2023 Performance Highlights
Fiscal 2023 was a milestone year for Donaldson as the Company delivered record sales and earnings, while also investing for future profitable growth. Our Donaldson team showed resilience and dedication through the organizational redesign we launched during the fiscal year, all while continuing to deliver to our customers and supporting our purpose: Advancing Filtration for a Cleaner World. We executed on our strategic priorities in fiscal 2023 and also ensured, through our investments, that we are well-positioned to drive future profitable growth. We invested $118 million in capital expenditures, mainly related to capacity expansion, and $78 million in R&D. Additionally, we invested $209 million for Life Sciences acquisitions.
Our incentive programs for executives are tied to financial metrics based on Company performance. The following graphs summarize actual results versus the respective targets. Additional details, including pertinent adjustments, are provided beginning on page 36.
* Refer to the Annual Incentive section for more information on our financial results pertaining to incentive measures and applicable adjustments.

Fiscal 2023 sales results were in line with our target due to benefits from pricing and solid demand across certain end markets. Fiscal 2023 earnings per share exceeded our target, benefitting from a lower-than-expected tax rate, and reflecting a meaningful year-over-year improvement in gross margin and operating profit. Our cash conversion cycle underperformed to our targeted improvement as inventory levels were elevated in the first half of the fiscal year due to macro-economic conditions. During the fiscal year, we also further refined our ESG initiatives by announcing our "Filtration for a Thriving Future" sustainability strategy and "2030 Environmental and Social Ambitions”.
We continue to deliver on our ongoing commitment to return cash to stockholders through dividends and share repurchases. Donaldson has paid a cash dividend every quarter for 67 years and increased the dividend every year for the past 27 years allowing us to maintain our position in the S&P High-Yield Dividend Aristocrat Index. To that end, in fiscal 2023, we paid $114 million in dividends, an increase from $110 million in fiscal 2022. In addition, we repurchased 2% of our shares outstanding for $142 million. In total, we returned approximately $256 million to stockholders during fiscal 2023.

2022 Say-on-Pay Results and Future Say-on-Pay Votes
A non-binding advisory vote regarding Say-on-Pay at the Company's 2022 annual stockholder meeting resulted in 97% of shares cast in favor of our executive compensation. The HR Committee believes that this strong support by stockholders reinforces our executive compensation philosophy and the structure of our program, and confirms that it is in alignment with the long-term interests of our stockholders. Our Board has determined to provide our stockholders with an annual Say-on-Pay vote.

Benchmarking
The HR Committee assists the Board in providing oversight of executive compensation. The HR Committee reviews and approves our overall executive compensation philosophy, strategy, and policies. As part of the annual review and approval of all compensation for our Officers, the HR Committee takes into account competitive market analysis and recommendations by our CEO and Human Resources Department, and the independent compensation consultant. For more information on the HR Committee, refer to the Corporate Governance - Human Resources Committee section of this Proxy Statement.

Compensation Consultant
The HR Committee has the authority to retain an independent compensation consultant to assist in the analysis of our executive compensation program. The HR Committee is also assisted in performing its duties by our Human Resources Department and seeks input from the CEO on compensation recommendations for the CEO's direct reports. The HR Committee engaged Willis Towers Watson as its executive compensation consultant to advise the HR Committee on matters related to executive compensation for our Officers.

Competitive Market
The HR Committee considers a competitive market assessment when establishing executive compensation programs. The annual review entails an evaluation of pay practices and benchmarking of base salary, target annual and long-term incentives, and target total direct compensation for our Officers. The market assessment conducted by Willis Towers Watson included competitive market 25th, 50th and 75th percentile data for all Officers. Willis Towers Watson reviews Officer compensation recommendations made by management and participates in discussions at the July and September HR Committee meetings regarding those recommendations.

Company Peer Group
For benchmarking purposes, the HR Committee established a list of peer companies (“Peer Group”) based on size and complexity comparable to Donaldson. Key considerations in establishing, reviewing and updating the Peer Group are:
•Potential peer companies based on Donaldson’s current peer group, companies naming Donaldson as a peer, and ISS and Glass Lewis selected peers; and
•Revenue comparisons, industry considerations and other scope criteria such as global footprint.
At its July 2023 meeting, the HR Committee engaged Willis Towers Watson in a review and discussion of the Peer Group. No changes were made, and the Peer Group was used to benchmark fiscal 2024 compensation for our Officers.

Peer Group
A. O. Smith Corporation	Lincoln Electric Holdings, Inc.
AMETEK, Inc.	Nordson Corporation
Crane Company	Pentair plc
ESAB Corporation	Regal Rexnord Corporation
Flowserve Corporation	Snap-On Inc.
Graco Inc.	SPX Corporation
Hubbell Inc.	The Timken Company
IDEX Corporation	The Toro Company
ITT Inc.	Watts Water Technologies, Inc.
Kennametal Inc.	Woodward, Inc.

Executive compensation information for the Peer Group is limited to individuals identified in those companies' filings whose positions may or may not correspond to the roles held by, and responsibilities of, our Officers. Therefore, our Peer Group information is not the only source of data the HR Committee utilizes to determine compensation for our Officers. The HR Committee also uses survey data provided by Willis Towers Watson for positions where Peer Group compensation information is insufficient.

Executive Compensation Program Elements
The primary elements of our executive compensation program consist of base salary, annual cash incentive, long-term incentives, and benefits. The HR Committee believes each compensation element is supported by the principles described in the Executive Compensation Program Principles section. The following table provides a high-level overview of each element:

	Element	Description	Purpose
Fixed Pay	Base Salary	A fixed amount of compensation, paid in cash.	Provides a market competitive pay level for each Officer based on position, scope of responsibility, individual performance, and sustained performance.
	Benefits	Benefits package includes, but is not limited to, medical, dental, vision, life, accident, disability insurance, and qualified and non-qualified retirement plans.	Provides competitive benefits and the opportunity for employees to save for retirement. All employees qualify for the same benefits except for the non-qualified plans, which are available to individuals with earnings above the IRS annual compensation limit.
	Perquisites	Annual executive physical assessment.	Provides a holistic preventative approach to health management for our key leadership team to minimize disruption to the Company and protect the interest of our stockholders.
Performance-Based Pay	Annual Cash Incentive	A performance-based, annual incentive that is payable in cash based on achievement of key pre-determined financial goals for the applicable fiscal year financial plan as approved by the Board.	Rewards Officers for their contributions toward the Company’s and business units' achievement of specific goals. This element focuses attention on the Company’s actual financial performance and represents approximately one-fifth to one-third of the performance-based variable component of total compensation.
	Stock Options (Long-Term Incentives)	Awards are time-based and vest ratably over three years beginning on the first anniversary of grant date. Awards are granted annually and represent 50% of the total long-term incentive value.	Aligns the interests of our Officers with those of our stockholders.
Long-Term Compensation Plan (Long-Term Incentives)	Performance-based awards payable in shares of common stock based on achievement of predetermined three fiscal-year financial goals.

		Awards are granted annually and represent 50% of the total long-term incentive value.	Aligns a significant portion of each Officer's compensation to deliver long-term financial goals, encourages focus on long-term Company and business unit performance, and promotes retention.
Restricted Stock Units (Long-Term Incentives)	Awards are not part of the Officers' annual total compensation package and are granted on a discretionary basis based on business needs.

The HR Committee may grant an RSU award as part of the hiring of a new Officer, in recognition of a significant change in roles and responsibilities for an Officer, or as a retention vehicle for a current Officer.

		Awards generally vest over three years in one-third increments.	Aligns the interests of our Officers with those of our stockholders.

Compensation Mix at Target
It is a key principle of our executive compensation program that a significant portion of an Officer’s compensation is performance-based, and the performance-based compensation is proportionally increased based on position level in the Company. Our performance-based awards consist of the annual cash incentive and long-term incentives. Below is the compensation mix at target awarded by the HR Committee for fiscal 2023:

The Company’s financial results directly drive the actual total direct compensation paid to our NEOs. Based on fiscal 2023 Company performance and stock price increase, actual total direct compensation earned for the year was above the target levels established for our NEOs as shown in the table below.

	Fiscal 2023 Total Direct Compensation ("TDC")			Fiscal 2023 Performance-Based Incentive Plan Payout Achievement
Name	Target TDC (1) ($)	Actual TDC (2) ($)	Actual as % of Target TDC	Annual Incentive Plan (3)	Long-Term Compensation Plan (4)
Tod E. Carpenter	6,549,839	9,619,524	147%	99.77%	191.7%
Scott J. Robinson	2,102,477	2,867,936	136%	99.77%	191.7%
Thomas R. Scalf	1,622,617	2,224,550	137%	99.77%	191.7%
Richard B. Lewis	1,465,461	1,891,433	129%	100.43%	191.7%
Amy C. Becker	1,434,016	1,857,564	130%	99.77%	191.7%
_______________
(1)    Target TDC consists of base salary, target annual cash incentive for fiscal 2023, grant date fair value for the LTCP award for the three-year period ended July 31, 2023, and the grant date fair value of the annual stock option award for fiscal 2023.
(2)    Actual TDC consists of earned base salary, annual cash incentive earned for fiscal 2023, LTCP award payout value (based on July 31, 2023 closing stock price) for the three-year period ended July 31, 2023, and the grant date fair value of the annual stock option award for fiscal 2023.
(3)    At target payout based on financial performance for fiscal 2023. Refer to the Annual Incentive section for additional information.
(4)    Above target payout based on financial performance for fiscal 2021-2023. Refer to the Long-Term Incentives section for additional information.
Mr. Vermeersch terminated his employment with the Company during fiscal 2023 and therefore is not included in the table above.

Base Salary
The HR Committee reviews Officers’ base salaries annually and may adjust them based on market competitiveness and individual performance. The following table outlines fiscal 2023 base salaries for our NEOs as approved by the HR Committee based on an analysis including a review of market data provided by Willis Towers Watson. Market data from Willis Towers Watson was not requested for Mr. Vermeersch's position and his base salary was not changed.

Name	Fiscal 2023 Base Salary	Fiscal 2022 Base Salary	Increase %	Fiscal 2023 Competitive Market Positioning
Tod E. Carpenter	$1,070,000	$1,030,000	3.9%	Within a reasonable competitive range
Scott J. Robinson	$560,000	$540,000	3.7%	Within a reasonable competitive range
Thomas R. Scalf	$500,000	$485,000	3.1%	Within a reasonable competitive range
Richard B. Lewis (1)	$490,000	$450,000	8.9%	Within a reasonable competitive range
Amy C. Becker	$485,000	$460,000	5.4%	Within a reasonable competitive range
Wim Vermeersch (2)	$438,501	$438,501	0%	Within a reasonable competitive range
_______________
(1)    The HR Committee approved the increase in Mr. Lewis’ base pay to further align it with the competitive market data, recognizing the increases to his scope of responsibility in recent years.
(2)    Mr. Vermeersch's salary, prior to his termination, was paid in Euros and converted to U.S. dollars using the exchange rate of €1 to $1.05409, the average exchange rate for fiscal 2023.

Annual Incentive
Each year, the HR Committee leverages competitive market data to establish the annual cash incentive target opportunities for Officers and to set the target incentive opportunities as a percentage of base salary. The individual incentive target opportunity for our NEOs for fiscal 2023 ranged from 45% to 120% of base salary.
Under our annual cash incentive plan, potential payouts range from 0% to 200% of the target incentive opportunity based on financial performance achievements at fiscal year-end.
Performance Goals. Our fiscal 2023 annual incentive program for Officers is based on three financial measures: net sales, diluted earnings per share ("EPS") and working capital days. All performance measures and associated goals are approved by the HR Committee each year based on the Company's Board-approved financial plan for the applicable fiscal year. Consistent with fiscal 2021 and 2022, the performance ranges for maximum and threshold levels for all three measures were +/-15% of the targets.
Annual incentive awards for Officers with corporate responsibility (Mr. Carpenter, Mr. Robinson, Mr. Scalf, and Ms. Becker) are based on Company net sales, Company diluted EPS and Company Working Capital Days. For the fiscal 2023 annual incentive plans, Working Capital Days replaced Return on Investment ("ROI"); however, ROI remains a critical component of the Company’s long-term incentive program. The change to Working Capital Days more precisely aligned the Company’s annual incentive program with the near- and mid-term need to improve working capital efficiency following the volatility created by the pandemic recovery and associated disruptions in the global supply chain. Working Capital Days performance is evaluated using the Cash Conversion Cycle ("CCC"), which measures the time it takes for the Company to convert investments in raw materials and production into revenue, and then collect the cash payment from its customers. The CCC is calculated using the industry-standard approach of adding the days inventory outstanding and days sales outstanding, less the days payable outstanding.
For fiscal 2023, our annual incentive plan for Officers was reviewed and approved by the HR Committee at its September 2022 and January 2023 meetings. The plan provided that incentive targets and achievement can exclude items related but not limited to changes in tax laws, accounting rule changes, material restructurings and acquisitions, if approved by the HR Committee.
The table below describes performance targets and actual results for fiscal 2023. We concluded the fiscal year with payouts of approximately 100% of target for the NEOs. The calculated actual results below reflect adjustments approved by the HR Committee related to the Company's organizational redesign and associated restructuring, and the impact of two acquisitions completed during the fiscal year in the Life Sciences markets, Isolere Bio, Inc. and Univercells Technologies.
Company Diluted EPS - Incentive was calculated as the Company's consolidated diluted EPS, increased by $0.14 to exclude pre-tax charges of $16.4 million related to the organizational redesign and associated restructuring and $0.03 to exclude the impact from the Life Sciences acquisitions. The Company Net Sales - Incentive measure excluded $0.2 million of sales related to the acquisition of Univercells Technologies; the impact of the adjustment was immaterial in total. No adjustments were made to the Working Capital Days or Mobile Solutions Net Sales measures.

Fiscal 2023 Performance Measures	Weighting	Threshold	Target	Maximum	Actual	Payout Scheme (1)
Company Net Sales - Incentive	30%	$2.922 billion	$3.438 billion	$3.953 billion	$3.431 billion	99.18%
Company Diluted EPS - Incentive (2)	50%	$2.57	$3.02	$3.47	$3.07	111.11%
Company Working Capital Days (3)	20%	97	84	71	90	72.31%
Mobile Solutions Net Sales (4)	7.5%	$1.855 billion	$2.182 billion	$2.509 billion	$2.175 billion	98.66%
Mobile Solutions Working Capital Days (2)	5%	101	88	75	91	86.15%
_______________
(1)    Represents payout results as a percentage of target prior to applying the respective weighting for each measure.
(2)    The Company Diluted EPS - Incentive measure applied to all Officers.
(3)    The fiscal 2023 performance measures for Mr. Vermeersch were weighted as follows: 50% to Company Diluted EPS - Incentive, 30% to Company Net Sales - Incentive, and 20% to Company Working Capital Days.
(4)    The fiscal 2023 performance metrics for Mr. Lewis were weighted as follows: 50% to Company Diluted EPS - Incentive, 22.5% to Company Net Sales - Incentive, 7.5% to Mobile Solutions Net Sales, 15% to Company Working Capital Days, and 5% to Mobile Solutions Working Capital Days.

Award Calculation Methodology. For each performance measure, a payout multiplier from 0% to 200% of the target incentive award amount is based on the level of achievement. The overall fiscal 2023 calculation methodology for corporate Officers and payout design are illustrated below.

Target Incentive Award Amount				Financial Performance Payout %						Annual Incentive Payout

			X						=
Base Salary	x	Target Incentive Percentage		Net Sales - Incentive Achievement	+	Diluted EPS - Incentive Achievement	+	Working Capital Achievement

				↑		↑		↑
				Payout Model (1)		Payout Model (1)		Payout Model (1)
				x		x		x
				30% Measure Weighting		50% Measure Weighting		20% Measure Weighting

____________________
(1)    0% payout if achievement is below threshold performance
    40% of target incentive payout if achievement is at threshold performance
    100% of target incentive payout if achievement is at target performance
    200% of target incentive payout if achievement is at maximum performance
    Payout will be interpolated when achievement level is between any of the predetermined performance levels outlined above.

Payouts. Based on the financial performance achievement level for fiscal 2023, actual payouts for our NEOs ranged from 99.77% to 100.43% of target. The overall annual incentive payment for each NEO is set forth below.

Name	Target Award as a % of Base Salary	Target Award ($)	Actual Payout ($)
Tod E. Carpenter	120%	1,284,000	1,281,073
Scott J. Robinson	75%	420,000	419,043
Thomas R. Scalf	70%	350,000	349,202
Richard B. Lewis	70%	343,000	344,458
Amy C. Becker	70%	339,500	338,726
Wim Vermeersch (1)	45%	197,326	—
___________________
(1) Mr. Vermeersch's target award as a percent of salary was set in Euros and converted to U.S. dollars using the exchange rate of €1 to $1.05409, the average exchange rate for fiscal 2023. Due to his termination, he was not entitled to an annual incentive payment.

Long-Term Incentives
The long-term incentives plan design includes a mix of 50% performance-based awards and 50% non-qualified stock options, which are tied to our common stock to align the interests of our Officers to those of our stockholders. On an annual basis, the HR Committee determines the long-term incentive values for each Officer based on market data provided in the analysis prepared by Willis Towers Watson.
During fiscal 2023, the following long-term incentive awards were granted to our NEOs:

Name	Long-Term Compensation Plan Award ($)	Stock Option Award ($)
Tod E. Carpenter	2,300,228	2,299,764
Scott J. Robinson	651,392	649,327
Thomas R. Scalf	402,031	399,824
Richard B. Lewis	376,586	375,029
Amy C. Becker	351,141	350,234

The Long-Term Compensation Plan ("LTCP") awards for the fiscal 2023-2025 performance cycle (August 1, 2022 through July 31, 2025) were approved at the September 2022 HR Committee meeting. The annual stock option awards were granted on September 22, 2022, vest ratably over three years and have an exercise price of $50.89, the closing stock price on the date of the grant.
Long-Term Compensation Plan. Our LTCP links a significant portion of the pay-at-risk component of our Officers' total compensation to the achievement of predetermined levels of the Company's long-term financial performance. The LTCP award represents approximately one-half of the total long-term incentive value. Each award measures performance over a three fiscal-year period, and a new three-year performance cycle is established annually. The payout is based on the attainment of predetermined financial performance goals with earning opportunities ranging from 0% to 200% of the target award value. This award is paid out in Company stock to further strengthen the alignment between the interests of our Officers and those of our stockholders.
Based on competitive market data, the HR Committee establishes new awards, including the financial performance objectives, the award matrix, and payout targets (the number of performance units), for our Officers annually. The target number of performance units is based on that award value divided by the Company's closing stock price on the date of grant.
The LTCP utilizes two performance measures that the HR Committee believes are key to the creation of stockholder value: growth in net sales and ROI. These targets are approved by the HR Committee at the beginning of each performance cycle based on a three-year growth projection. The HR Committee believes it is a key objective for the Company to maintain a certain level of ROI for our stockholders. The ROI threshold performance level must be achieved to deliver a payout. Therefore, a payout range between 10% and 50% of target is available based on achievement of predetermined threshold ROI results and below threshold attainment for net sales.
The LTCP performance measures and financial targets are approved by the HR Committee at the beginning of each performance cycle. The performance results may be subject to certain adjustments, depending on their materiality or otherwise as determined appropriate by the HR Committee. The performance targets and actual achievements are set forth below:

Fiscal 2021-2023 Performance Measures	Target	Actual	Payout Achievement
Company Net Sales - Incentive	$8,226,007	$9,591,346	191.7%
Company ROI - Incentive	16.3%	17.9%

The LTCP payouts are based on the position the NEO held at the beginning of the cycle and the length of time in that role. Target awards and actual payouts for the cycle ended July 31, 2023 for our NEOs were:

Fiscal 2020-2022 LTCP Cycle	Mr. Carpenter	Mr. Robinson	Mr. Scalf	Mr. Lewis	Ms. Becker	Mr. Vermeersch (1)
Target Shares	41,300	10,300	8,100	5,700	5,700	2,600
Actual Share Payout	79,172	19,745	15,528	10,927	10,927	3,738
___________________
(1) Mr. Vermeersch was eligible for a payout based on satisfying the retirement provisions of age 55 plus a requirement of five years of service.

Stock Options. The HR Committee grants non-qualified stock option awards to our Officers annually. Stock options represent approximately one-half of the long-term incentive value as approved by the HR Committee. Each stock option award has a ten-year term and vests over three years in one-third increments beginning on the first anniversary of the grant date. Stock options can provide compensation when they vest and the market price exceeds the exercise price, which is the market closing price on the date of the grant.
Restricted Stock Units. Donaldson may grant RSUs to Officers on a limited basis in connection with a competitive hiring offer, recognition of a significant change in roles and responsibilities, and/or as a retention vehicle. RSU awards generally vest over three years in one-third increments beginning on the first anniversary of the grant date. Award recipients are eligible to accrue dividend equivalent units during the vesting period. All dividend equivalent units are subject to the same vesting condition as the underlying RSUs. None of the NEOs received an RSU award in fiscal 2023.

Benefits
We provide a competitive total rewards program to our Officers, including indirect compensation such as health and welfare benefits and retirement benefits. The following benefits are provided to our Officers.
Health and Welfare Benefits. Our U.S. Officers participate in the same health and welfare programs as all other Company U.S. salaried employees. Because Mr. Vermeersch is not based in the U.S., he did not participate in the benefit programs discussed above. He participated in the health and welfare programs provided to employees at the Company’s Leuven, Belgium location.

Retirement Benefits. Our U.S. Officers participate in the following retirement plans, which are provided to most other Company U.S. salaried employees:
•Retirement Savings and Employee Stock Ownership Plan is a defined contribution plan designed to meet the requirements of a qualified plan under ERISA and the Internal Revenue Code and to encourage our employees to save for retirement. All U.S. employees are eligible to participate in this plan. Eligible participants can contribute up to 50% of their total cash compensation (within the IRS annual deferral limits) on a pretax or after-tax basis. Most participants are eligible for a Company match and an annual Company contribution. The Company match is 100% of the first 3% of compensation that a participant contributes plus 50% of the next 2% of compensation that a participant contributes. The Company annual contribution equals 3% of a participant's total compensation.
•Salaried Employees’ Pension Plan is a defined benefit pension plan that provides retirement benefits to eligible U.S. employees through a cash balance benefit. It is designed to meet the requirements of a qualified plan under ERISA and the Internal Revenue Code. See the Pension Benefits Table and narrative for more information on this plan. Effective August 1, 2016, employees no longer accrue Company contribution credits under the plan.
Because Mr. Vermeersch is not based in the U.S., he did not participate in the retirement benefit programs discussed above. Leuven, Belgium employees who joined the Company prior to December 31, 2014, including Mr. Vermeersch, participated in a defined benefit pension plan, the Defined Benefit Plan for the Benefit of Donaldson Europe BV. This plan provides a lump sum benefit at retirement of 2.4 times base salary up to the Computation Ceiling (€56,271.98 through June 30, 2023) plus 8.4 times base salary over the Computation Ceiling. The lump sum value is prorated by years of service less than 40.
Executive Benefits. The Company also provides the following benefit plans to our Officers to compete for key executive talent:
•Deferred Compensation and 401(k) Excess Plan
•Excess Pension Plan (as of August 1, 2016, employees no longer accrue Company contribution credits)
For details on these plans, refer to the Pension Benefits Table and narrative and the Non-Qualified Deferred Compensation Table and narrative.
Perquisites
We provide the following benefits to our Officers to enhance competitive advantage for the organization as well as to minimize business disruptions.
Executive Education. Select Officers leading major business segments or functions are eligible for selection to participate in an advanced management program as an important tool to further develop top leadership talent. Executive education offers our Officers comprehensive training and enhances knowledge that can be translated into new organizational capabilities. This type of leadership development is also aimed at fostering employee engagement and increasing our talent pipeline.
Executive Physical. All Officers are eligible for an annual executive physical with an approximate value of $5,000 to cover a health and wellness assessment. The purpose of this program is to provide our key leadership team with a holistic preventative approach to health management to minimize disruption to the Company and protect the interest of our stockholders.
Except for the annual executive physical and executive education programs, we do not offer any other perquisites to executives that are not available to our employees.
Mr. Vermeersch is located in Belgium and had a Company-provided automobile and received €850 annually for tax filing assistance. The Company believed it was necessary to provide these benefits, which are consistent with normal market practice in his country of residence.
Mr. Vermeersch participated in the Swiss Life MultiPlan, which is a defined contribution plan for executive leadership in Belgium. The contributions are made solely by the Company and are equal to 0.6% of base salary up to the Contribution Ceiling (€56,271.98 through June 30, 2023) plus 1.6% of base salary above the Contribution Ceiling. Per Belgian law, the contributions have a minimum guaranteed return of 1.75%.

Management Change in Control Severance Plan
The Company had entered into a "double trigger" Change in Control Agreement (“CIC Agreement”) with each of our Officers. As of August 1, 2023, our Officers transitioned to our Management Change in Control Severance Plan (“CIC Plan”). The CIC Plan transitioned the terms of the existing individual agreements over to a plan format. We do not have any other employment contracts with our NEOs, except for an employment contract with Mr. Vermeersch that was consistent with the terms of employment contracts for director level employees in Belgium. The change in control arrangements are designed to:
•Allow our Officers to take actions in the best interests of our stockholders without the personal distraction that could arise in connection with an anticipated or actual change in control
•Provide for a stable work environment by alleviating the financial impact of termination of employment
•Assure that we will have the continued dedication of our Officers by diminishing the loss of key leaders that may occur as a result of personal uncertainties and risks
Additional information regarding our CIC Agreements and Management Change in Control Severance Plan is provided in the Potential Payments Upon Termination or Change in Control section beginning on page 51.
Executive Incentive Compensation Clawback Policy
In July 2019, the Company formalized and adopted its current clawback policy. All annual and long-term incentive awards held by Officers are subject to forfeiture and/or recoupment in the event of a financial restatement due to material noncompliance of the Company with financial reporting requirements or if the HR Committee determines that the Officer has engaged in certain misconduct in accordance with the terms of the policy. The Company expects to revise its clawback policy to comply with new SEC and NYSE rules before December 1, 2023.
Stock Ownership Requirements
The HR Committee has established above-market stock ownership requirements for our Officers. This requirement links a significant portion of their personal holdings to the Company’s long-term success and further aligns Officers' interests to those of our stockholders. The stock ownership requirement is determined to be within the market practice of our Peer Group and other companies of similar size.

Position	Donaldson Stock Ownership Requirement	Common Market Practice on Stock Ownership Requirement
CEO	10 times base salary	5 times base salary
CFO & Business Presidents	5 times base salary	3 times base salary
All Other Officers	3 times base salary	1 time base salary

The HR Committee defines ownership as follows:
•All shares of Company stock owned by an Officer;
•Unvested restricted stock less assumed tax withholding rate; and
•In-the-money vested (unexercised) stock options less the exercise cost and assumed tax withholding rate. In-the-money stock options are included to ensure that our Officers are provided with the greatest upside potential and downside accountability to our stock price.

Officers are expected to meet their ownership requirement within five years of being named an Officer for one of the position levels outlined above. As of the end of fiscal 2023, all the current NEOs with at least five years in their position have satisfied their stock ownership requirement. Mr. Lewis is currently below the required ownership level but has yet to reach five years in his position.
Stock Hedging and Pledging Policy
The Company's Hedging and Pledging Policy prohibits the Company’s directors and Officers from engaging in a hedge of Company stock, which includes any instrument or transaction through which the director or Officer offsets or reduces exposure to the risk of price fluctuations in Company stock. The policy does not restrict hedging by non-Officer employees or by designees of directors or Officers, or hedging securities indirectly owned. The policy also prohibits pledges of Company stock (e.g., as collateral for a loan or by holding Company securities in a margin account) by directors or Officers.
Tax Considerations
Section 162(m) of the Internal Revenue Code imposes a limit of $1 million in compensation per year on the amount public companies may deduct with respect to certain officers. Prior to the Tax Act, the Company was able to deduct most of its performance-based executive compensation pursuant to an exception that was repealed by the Tax Act. While the Tax Act significantly reduces the amount of compensation we can deduct under Section 162(m) of the Internal Revenue Code, our performance-based programs remain central to our compensation program and the HR Committee continues to believe that stockholder interests are best served if its discretion and flexibility in structuring and awarding compensation is not restricted even though some compensation awards may have resulted in the past, and are expected to result in the future, in non-deductible compensation expense to the Company.
The HR Committee designs and administers our equity compensation, our non-qualified deferred compensation, and CIC Agreements to be in compliance with Section 409A of the Internal Revenue Code, the federal tax rules affecting non-qualified deferred compensation.

Compensation Risk Analysis
The Company has reviewed and assessed the risks arising from its compensation plans. The findings have been reported to the HR Committee. We determined that our compensation programs, policies, and practices for our employees are not likely to have a material adverse effect on the Company. In making this determination, we took into account the compensation mix for our employees along with the various risk control features of our programs, including balanced performance targets, stock ownership guidelines, and appropriate incentive caps.

Summary Compensation Table
The following table summarizes compensation awarded to or earned by individuals who served as Chief Executive Officer and Chief Financial Officer during fiscal 2023, each of the other three most highly compensated Officers who served in such capacities as of July 31, 2023, and one former Officer who would have been one of the most highly compensated Officers if he had been serving as an Officer at the end of fiscal 2023.

Name and Principal Position	Year	Salary (1) ($)	Stock Awards (2) ($)	Option Awards (3) ($)	Non-Equity Incentive Plan Compensation (4) ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings (5) ($)	All Other Compensation (6) ($)	Total ($)
Tod E. Carpenter	2023	1,063,846	2,300,228	2,299,764	1,281,073	53,808	182,888	7,181,607
Chairman, President and	2022	1,025,385	2,049,300	2,050,553	1,653,326	—	265,382	7,043,946
Chief Executive Officer	2021	1,000,000	1,902,278	1,899,421	1,999,272	19,098	58,881	6,878,950

Scott J. Robinson	2023	556,923	651,392	649,327	419,043	—	79,965	2,356,650
Chief Financial Officer	2022	536,923	552,420	549,662	541,745	—	87,245	2,267,995
	2021	520,000	474,418	475,363	678,014	—	48,611	2,196,406

Thomas R. Scalf	2023	497,692	402,031	399,824	349,202	11,578	71,038	1,731,365
President, Enterprise	2022	482,692	374,220	374,511	468,467	—	110,432	1,810,322
Operations & Supply Chain	2021	470,000	373,086	374,806	565,254	3,358	44,007	1,830,511

Richard B. Lewis	2023	483,846	376,586	375,029	344,458	—	61,808	1,641,727
President, Mobile	2022	440,000	326,700	324,671	391,260	—	58,329	1,540,960
Solutions

Amy C. Becker	2023	481,154	351,141	350,234	338,726	12,663	64,462	1,598,380
Chief Legal Officer and	2022	453,077	285,120	287,647	399,955	—	112,713	1,538,512
Corporate Secretary	2021	415,000	262,542	262,059	432,886	4,233	39,181	1,415,901

Wim Vermeersch (7)	2023	252,544	—	—	—	—	1,495,990	1,748,534
Former VP, EMEA
_____________
(1)    This column represents base salary earned by the NEOs for the reported fiscal years. The amounts reflect any applicable cash compensation deferred at the election of the NEOs under the Deferred Compensation and 401(k) Excess Plan. For more information on the Deferred Compensation and 401(k) Excess Plan, see the Non-Qualified Deferred Compensation section.
(2)    This column represents the aggregate grant date fair value of performance-based stock awards granted during the fiscal year under our LTCP for our NEOs and does not reflect compensation actually received by the NEOs. The performance award grant date fair value is based on the outcome of the performance conditions at the target payout under each award included in the column. The aggregate grant date fair value is computed in accordance with FASB ASC Topic 718. Assuming achievement of the maximum 200% of target performance, the value of the LTCP awards for the fiscal 2023-2025 cycle would be: Mr. Carpenter, $4,600,456; Mr. Robinson, $1,302,784; Mr. Scalf, $804,062; Mr. Lewis, $753,172; and Ms. Becker, $702,282.
    Refer to Note 13 of the Consolidated Financial Statements in our Annual Report on Form 10-K for fiscal 2023 for our policy and assumptions made in the valuation of share-based payments.
(3)    This column represents the aggregate grant date fair value of stock option awards granted during the fiscal year under the Company’s 2019 Master Stock Incentive Plan. These amounts were calculated in accordance with FASB ASC Topic 718. Refer to Note 13 of the Consolidated Financial Statements in our Annual Report on Form 10-K for fiscal 2023 for our policy and assumptions made in the valuation of share-based payments. The grant price for annual stock option awards was the closing stock price on the date of grant.
(4)    This is the amount earned under our Annual Cash Incentive Plan as described in the Compensation Discussion and Analysis. Our NEOs can elect to defer all or a portion of their annual cash incentive to the Deferred Compensation and 401(k) Excess Plan.
(5)    This column includes the annual change, if positive on an aggregate basis, in the value of our NEOs' pension benefits for the following plans:
•Salaried Employees’ Pension Plan
•Excess Pension Plan
•Swiss Life MultiPlan

(6)    The All Other Compensation amounts for fiscal 2023 included the following:

Name	Retirement Contributions (a) ($)	Life Insurance (b) ($)	Auto Lease ($)	Executive Physical (c) ($)	Professional Fees (d) ($)	Other (e) ($)	Total ($)
Tod E. Carpenter	174,714	3,564	—	4,610	—	—	182,888
Scott J. Robinson	76,561	2,322	—	1,082	—	—	79,965
Thomas R. Scalf	67,371	2,322	—	1,345	—	—	71,038
Richard B. Lewis	60,566	1,242	—	—	—	—	61,808
Amy C. Becker	61,245	2,322	—	895	—	—	64,462
Wim Vermeersch	3,372	—	20,649	—	1,084	1,470,885	1,495,990
______________
a.This includes the Company match to the Retirement Savings and Employee Stock Ownership Plan as well as the Deferred Compensation and 401(k) Excess Plan.
b.The imputed income on the Company-provided basic life insurance in excess of $50,000.
c.The imputed income for health assessments that are not covered through regular medical insurance offered by the Company.
d.    Amount paid for tax preparation assistance.
e.    The amount in the Other column for Mr. Vermeersch is a payment he received upon his termination of employment without cause based on an agreement between the Company and Mr. Vermeersch. For more information, see the Potential Payments Upon Termination or Change in Control section.
(7) Mr. Vermeersch's employment with the Company terminated November 1, 2022. The fiscal 2023 monthly amounts paid to Mr. Vermeersch in Euros were converted to U.S. dollars using the average exchange rate for the month the compensation was paid. The other amounts that were paid to Mr. Vermeersch in Euros were converted to U.S. dollars using the daily close exchange rate for November 1, 2022 of €1 to $0.99374.

Fiscal 2023 Grants of Plan-Based Awards Table
This table provides information regarding all plan-based awards granted to our NEOs during fiscal 2023 as follows:
•Fiscal 2023 annual cash incentive pursuant to the Annual Cash Incentive Plan;
•Stock awards pursuant to the LTCP for the three-year performance cycle (fiscal 2023-2025); and
•Annual stock options granted pursuant to the 2019 Master Stock Incentive Plan during fiscal 2023.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name and Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Tod E. Carpenter
Annual Cash Incentive		513,600	1,284,000	2,568,000
Stock Awards	9/22/2022				4,520	45,200	90,400			2,300,228
Annual Stock Option (3)	9/22/2022							148,400	50.89	2,299,764
Scott J. Robinson
Annual Cash Incentive		168,000	420,000	840,000
Stock Awards	9/22/2022				1,280	12,800	25,600			651,392
Annual Stock Option (3)	9/22/2022							41,900	50.89	649,327
Thomas R. Scalf
Annual Cash Incentive		140,000	350,000	700,000
Stock Awards	9/22/2022				790	7,900	15,800			402,031
Annual Stock Option (3)	9/22/2022							25,800	50.89	399,824
Richard B. Lewis
Annual Cash Incentive		137,200	343,000	686,000
Stock Awards	9/22/2022				740	7,400	14,800			376,586
Annual Stock Option (3)	9/22/2022							24,200	50.89	375,029
Amy C. Becker
Annual Cash Incentive		135,800	339,500	679,000
Stock Awards	9/22/2022				690	6,900	13,800			351,141
Annual Stock Option (3)	9/22/2022							22,600	50.89	350,234
Wim Vermeersch		78,930	197,326	394,652
Annual Cash Incentive
_______________
(1)    The Threshold, Target, and Maximum represent the range of potential payments for fiscal 2023 under the Annual Cash Incentive Plan described in the Compensation Discussion and Analysis based on the NEOs’ base salary as of July 31, 2023. The threshold amount reflects payment at threshold performance achievement across all applicable financial goals. The amount actually earned and paid out is based on the attainment of pre-established performance goals and is reflected in the Summary Compensation Table.
(2)    The Threshold, Target, and Maximum represent the range of payments under the LTCP described in the Compensation Discussion and Analysis. The amounts in these columns reflect shares of stock and are based on the attainment of pre-established three fiscal-year performance goals.
(3)    The annual stock option awards were granted to our NEOs on September 22, 2022 as described in the Compensation Discussion and Analysis. These grants were approved by the HR Committee at its September 2022 meeting. All options were granted with an exercise price equal to the closing stock price of the Company’s common stock on the date of the grant and vest in three equal annual installments beginning on the first anniversary of the grant date.

Outstanding Equity Awards at 2023 Fiscal Year-End
The following table summarizes the equity awards held by our NEOs as of the last day of fiscal 2023.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested (2) ($)
Tod E. Carpenter
Stock Options	4/1/2014	20,000	—	42.68	4/1/2024
	12/5/2014	54,000	—	38.78	12/5/2024
	1/30/2015	55,000	—	36.56	1/30/2025
	12/17/2015	160,500	—	28.00	12/17/2025
	12/16/2016	166,500	—	42.72	12/16/2026
	9/22/2017	150,500	—	45.43	9/22/2027
	9/21/2018	152,000	—	59.18	9/21/2028
	9/26/2019	178,600	—	51.61	9/26/2029
	9/24/2020	124,667	62,333	46.06	9/24/2030
	9/23/2021	48,001	95,999	59.40	9/23/2031
	9/22/2022	—	148,400	50.89	9/22/2032

Performance Shares
8/1/21 - 7/31/24						34,500	2,167,635
8/1/22 - 7/31/25						45,200	2,839,916
Scott J. Robinson
Stock Options	12/16/2016	37,000	—	42.72	12/16/2026
	9/22/2017	37,600	—	45.43	9/22/2027
	9/21/2018	39,000	—	59.18	9/21/2028
	9/26/2019	44,600	—	51.61	9/26/2029
	9/24/2020	31,201	15,599	46.06	9/24/2030
	9/23/2021	12,867	25,733	59.40	9/23/2031
	9/22/2022	—	41,900	50.89	9/22/2032

Performance Shares
8/1/21 - 7/31/24						9,300	584,319
8/1/22 - 7/31/25						12,800	804,224
Thomas R. Scalf
Stock Options	12/17/2015	29,500	—	28.00	12/17/2025
	12/16/2016	28,500	—	42.72	12/16/2026
	9/22/2017	25,800	—	45.43	9/22/2027
	9/21/2018	30,800	—	59.18	9/21/2028
	9/26/2019	35,200	—	51.61	9/26/2029
	9/24/2020	24,601	12,299	46.06	9/24/2030
	9/23/2021	8,767	17,533	59.40	9/23/2031
	9/22/2022	—	25,800	50.89	9/22/2032

Performance Shares
8/1/21 - 7/31/24						6,300	395,829
8/1/22 - 7/31/25						7,900	496,357

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested (2) ($)
Richard B. Lewis
Stock Options	12/6/2013	3,000	—	42.05	12/6/2023
	12/5/2014	3,000	—	38.78	12/5/2024
	6/30/2015	10,000	—	35.80	6/30/2025
	12/17/2015	13,500	—	28.00	12/17/2025
	12/16/2016	12,000	—	42.72	12/16/2026
	9/22/2017	8,600	—	45.43	9/22/2027
	9/21/2018	12,300	—	59.18	9/21/2028
	9/26/2019	24,700	—	51.61	9/26/2029
	9/24/2020	17,201	8,599	46.06	9/24/2030
	9/23/2021	7,601	15,199	59.40	9/23/2031
	9/22/2022	—	24,200	50.89	9/22/2032
Performance Shares
8/1/21 - 7/31/24						5,500	345,565
8/1/22 - 7/31/25						7,400	464,942
Amy C. Becker
Stock Options	12/6/2013	3,000	—	42.05	12/6/2023
	12/5/2014	14,500	—	38.78	12/5/2024
	12/17/2015	18,500	—	28.00	12/17/2025
	12/16/2016	19,000	—	42.72	12/16/2026
	9/22/2017	21,500	—	45.43	9/22/2027
	9/21/2018	21,600	—	59.18	9/21/2028
	9/26/2019	24,700	—	51.61	9/26/2029
	9/24/2020	17,201	8,599	46.06	9/24/2030
	9/23/2021	6,734	13,466	59.40	9/23/2031
	9/22/2022	—	22,600	50.89	9/22/2032
Performance Shares
8/1/21 - 7/31/24						4,800	301,584
8/1/22 - 7/31/25						6,900	433,527
Wim Vermeersch (3)
Stock Options	12/05/2014	4,199	—	38.78	12/05/2024
	12/17/2015	16,000	—	28.00	12/17/2025
	12/16/2016	14,500	—	42.72	12/16/2026
	9/22/2017	9,700	—	45.43	9/22/2027
	9/21/2018	9,900	—	59.18	9/21/2028
	9/26/2019	11,300	—	51.61	9/26/2029
	9/24/2020	7,867	3,933	46.06	9/24/2030
	9/23/2021	3,234	6,466	59.40	9/23/2031
Performance Shares
8/1/21 - 7/31/24						958	60,191
_______________
(1)    Stock options have a ten-year term and vest in three equal annual installments beginning on the first anniversary of the grant date. The vesting dates for stock options unexercisable as of July 31, 2023 are as follows:

		Stock Options Vesting
		September	September	September
Name	Grant Date	2023	2024	2025
Tod E. Carpenter	9/24/2020	62,333
	9/23/2021	48,000	47,999
	9/22/2022	49,467	49,467	49,466
Scott J. Robinson	9/24/2020	15,599
	9/23/2021	12,867	12,866
	9/22/2022	13,967	13,967	13,966
Thomas R. Scalf	9/24/2020	12,299
	9/23/2021	8,767	8,766
	9/22/2022	8,601	8,600	8,599
Richard B. Lewis	9/24/2020	8,599
	9/23/2021	7,600	7,599
	9/22/2022	8,067	8,067	8,066
Amy C. Becker	9/24/2020	8,599
	9/23/2021	6,733	6,733
	9/22/2022	7,534	7,533	7,533
Wim Vermeersch	9/24/2020	3,933
	9/23/2021	3,233	3,233

(2)    These amounts represent the Target payout for the performance-based stock awards pursuant to the LTCP as described in the Compensation Discussion and Analysis section. The market value is calculated using the closing price of the Company's common stock on the NYSE on the last day of fiscal 2023.
(3)    Mr. Vermeersch's stock option grants continue to vest and expire on their original schedules based on his satisfaction of the retirement provisions of age 55 without a minimum years of service requirement. His performance share award was prorated based on a termination date of November 1, 2022 and satisfaction of the retirement provisions of age 55 plus a requirement of five years of service.

Fiscal 2023 Option Exercises and Stock Vested Table
The following table summarizes information on stock option awards exercised during fiscal 2023, and the LTCP payouts for the cycle ending July 31, 2023. For stock options, the value realized is based on the difference between the market price of our common stock at exercise and the exercise price. For stock awards, the value realized on vesting is based on the closing price of our common stock on the vesting date.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2) ($)
Tod E. Carpenter	48,000	1,112,805	79,172	4,723,402
Scott J. Robinson	24,000	826,447	19,745	1,177,987
Thomas R. Scalf	43,500	895,604	15,528	926,400
Richard B. Lewis	3,500	65,695	10,927	651,905
Amy C. Becker	3,500	94,979	10,927	651,905
Wim Vermeersch	23,301	476,286	3,738	223,009
_______________
(1) Amount reported represents the closing price of our common stock on the exercise date, less the exercise price, multiplied by the number of shares exercised.
(2)    Amount reported represents the closing price of our common stock on the vesting date multiplied by the number of shares acquired on vesting.

Pension Benefits
The Company provides pension benefits to our U.S. Officers through the following plans:
•Salaried Employees’ Pension Plan
•Excess Pension Plan

Salaried Employees’ Pension Plan
The Salaried Employees’ Pension Plan is a defined benefit plan that provides cash balance retirement benefits to eligible employees. The Company contribution credits vary with service, age, and compensation. A participant’s benefit is 100% vested after three years of service. At retirement or termination, a participant who has a vested benefit can receive a distribution in the form of a lump sum or an actuarially equivalent annuity.
Effective August 1, 2013, new participants were not allowed in the plan. Effective August 1, 2016, employees no longer accrue Company contribution credits under the plan. Participants' cash balances continue to increase annually with interest credits. An employee’s account earns interest each year based on the average yield on one-year Treasury Constant Maturities during the month of June prior to the plan year plus 1%. This is the interest crediting rate. The minimum annual interest crediting rate is 4.83%.
Excess Pension Plan
The Excess Pension Plan mirrors the Salaried Employees’ Pension Plan. This plan is an unfunded, non-qualified plan that primarily provides retirement benefits that cannot be paid under the Salaried Employees’ Pension Plan due to the Internal Revenue Code limitations on qualified plans for compensation and benefits. Vested benefits are paid out of this plan on or after termination or retirement in up to 20 annual installments or a lump sum according to elections made by the participant in accordance with applicable IRS regulations.
Same as the Salaried Employees’ Pension Plan, employees no longer accrue Company contribution credits under this plan effective August 1, 2016 and the plan was closed to new participants effective August 1, 2013.
As a resident of Belgium, Mr. Vermeersch was not eligible for the plans listed above. He participated in the defined benefit plan the Company provides to employees at our Leuven, Belgium location and the Swiss Life MultiPlan offered to Director level employees for the Benefit of Donaldson Europe BV.
Defined Benefit Plan for the Benefit of Donaldson Europe BV
The Defined Benefit Plan for the Benefit of Donaldson Europe BV provides participants with a lump sum benefit at retirement of 2.4 times pension salary (limited to the Computation Ceiling which is €56.271,98 as from July 1, 2022 to June 30, 2023) plus 8.4 times the pension salary over the Computation Ceiling. This amount is proportionally reduced for service less than 40 years at retirement. This benefit is payable at age 65 in a lump sum or a full pension annuity.
Fiscal 2023 Pension Benefits
The following table summarizes information with respect to pension plans for each eligible NEO.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit (1) ($)	Payments During Last Fiscal Year ($)
Tod E. Carpenter	Salaried Employees’ Pension Plan	20	720,358	—
	Excess Pension Plan	20	493,729	—
Scott J. Robinson (2)	Salaried Employees’ Pension Plan	—	—	—
	Excess Pension Plan	—	—	—
Thomas R. Scalf	Salaried Employees’ Pension Plan	27	658,813	—
	Excess Pension Plan	27	139,702	—
Richard B. Lewis	Salaried Employees’ Pension Plan	14	286,882	—
	Excess Pension Plan	14	13,812	—
Amy C. Becker	Salaried Employees’ Pension Plan	19	533,376	—
	Excess Pension Plan	19	37,231	—
Wim Vermeersch	Defined Benefit Plan for the Benefit of Donaldson Europe BV	18	1,006,903	—
______________

(1)    The present value of the accumulated benefit for the Salaried Employees’ Pension Plan and the Excess Pension Plan was determined by projecting the July 31, 2023 cash balance amounts to age 65 using a 5.0% interest credit rate and discounting it using a 4.61% interest rate. The present value of the accumulated benefit for the Defined Benefit Plan for the Benefit of Donaldson Europe BV was determined using a 4.0% discount rate.
The actual accrued balances as of the end of fiscal 2023 are reflected in the table below. For additional assumptions used in this calculation, refer to Note 14 of the Consolidated Financial Statements in our Annual Report on Form 10-K for fiscal 2023.

Name	Salaried Employees’ Pension Plan ($)	Excess Pension Plan ($)
Tod E. Carpenter	716,999	491,426
Scott J. Robinson	—	—
Thomas R. Scalf	658,203	139,573
Richard B. Lewis	287,742	13,853
Amy C. Becker	532,176	37,148
Wim Vermeersch (3)	—	—

(2)    Mr. Robinson was hired after August 1, 2013 and, therefore, is not eligible to participate in our Salaried Employee's Pension Plan or the Excess Pension Plan.
(3)    Mr. Vermeersch was not eligible for the Salaried Employees' and Excess Pension Plans.

Non-Qualified Deferred Compensation
U.S. Officers are eligible to defer the following compensation through the Deferred Compensation and 401(k) Excess Plan ("Deferred Comp Plan"):
•Up to 75% of base salary
•Up to 100% of annual cash incentive
•Up to 100% of the LTCP award
•Up to 25% of compensation in excess of the qualified plan compensation limits ($305,000 for 2022 and $330,000 for 2023)
Prior to calendar year 2020, participants were able to allocate the deferrals of base salary and annual cash incentive to be credited with a fixed rate of return (as approved by the HR Committee) equal to the ten-year Treasury Bond rate or to one or more investment funds.
Effective January 1, 2020, participants are only able to allocate the deferrals of base salary and annual cash incentive to one or more investment funds. Several mutual fund investments are available, and funds may be reallocated among the investment alternatives at any time. Some of the funds mirror the funds utilized in our Retirement Savings and Employees Stock Ownership Plan. These amounts are funded through a non-qualified “rabbi” trust.
All LTCP awards are funded through a non-qualified “rabbi” trust and paid out in stock. These deferrals earn quarterly dividends that are paid in the Company’s common stock.
Payments are made under these plans in the form of a lump sum or annual installments. Prior to calendar year 2020, participants could elect annual installments up to 20 years. Effective January 1, 2020, annual installment distributions can be elected for up to 10 years. The deferral elections and payment elections are made in accordance with the timing requirements of applicable IRS regulations.
The following table summarizes participation of our NEOs in our Deferred Comp Plan.

Fiscal 2023 Non-Qualified Deferred Compensation

Name	Executive Contributions in Last FY (1) ($)	Registrant Contributions in Last FY (2) ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE (3) ($)
Tod E. Carpenter	149,764	157,252	236,533	—	2,341,755
Scott J. Robinson	39,106	54,749	30,464	—	385,196
Thomas R. Scalf	100,763	45,692	99,738	—	930,310
Richard B. Lewis	467,722	25,723	42,026	—	1,106,568
Amy C. Becker	28,084	39,318	78,028	—	792,631
Wim Vermeersch (4)	—	—	—	—	—
______________
(1)    Includes amounts in 401(k) excess contributions for all NEOs and the following deferrals reported as part of each NEO's salary and non-equity incentive plan compensation in the Summary Compensation Table:
•$24,856 deferred base salary and $46,847 deferred annual cash incentive for Mr. Scalf; and
•$76,462 deferred base salary and $391,260 deferred annual cash incentive for Mr. Lewis.
(2)    This reflects the Company match for any applicable deferred salary, deferred annual cash incentive, and 401(k) excess contributions.
    These amounts are reported under All Other Compensation in the Summary Compensation Table.
(3)     A portion of the aggregated balances shown above were reported as salary, annual incentive compensation, and/or all other compensation in the Summary Compensation Table for previous years: Mr. Carpenter, $623,336; Mr. Robinson, $162,430
    Mr. Scalf, $347,364; Mr. Lewis, $511,465; and Ms. Becker, $288,154.
(4)     As a resident of Belgium, Mr. Vermeersch was not eligible for the Deferred Comp Plan.

Potential Payments Upon Termination or Change in Control
Our Officers are covered by the CIC Agreements and stock plan award agreements that govern key payments and benefits in the event of a termination of employment. As of August 1, 2023, our Officers will be covered by the CIC Plan and stock plan award agreements that govern key payments and benefits in the event of a termination of employment.
The following discussion highlights applicable compensation and benefits that would be provided under different termination scenarios.
Termination Absent a Change in Control
We have no formal employment agreements or severance agreements outside of a change in control that provides additional payments to an Officer in the event of a termination of employment, including voluntary termination, termination for cause, involuntary termination, death or disability. Upon a termination, an Officer would be entitled to receive the same benefits and payments available to our broad-based, salaried employee group as specified in the plan document of each applicable program.

Retirement
Certain of our compensation programs provide certain benefits when Officers qualify for "retirement," which is defined as either being age 55 or being age 55 with at least five years of service. The following benefits apply in these retirement scenarios:
•An annual cash incentive payment at the end of the applicable fiscal year would be prorated based on time worked.
•Outstanding stock option awards continue to vest in accordance with the terms of the award agreement.
•Outstanding LTCP awards would be prorated based on time worked and payments would be processed at the end of the three-year performance cycle according to the Company's performance results.
•Outstanding restricted stock awards would be prorated based on time worked.

Involuntary Termination
In the event of an involuntary termination not for cause, the HR Committee has sole discretion to determine the amount, if any, of severance payments and benefits that will be offered to an Officer. We have no formal employment agreements with our Officers and they are not covered by our Company Severance Plan. Under our Severance Plan for U.S. salaried employees, the Company generally pays severance equal to one week of base salary for each year of service up to a maximum of 26 weeks (a minimum of 8 weeks for director level) and a target incentive prorated for full months actively employed. We generally pay for continued coverage for elected medical and dental benefits for a period of one or two months based on years of service.
Upon involuntary termination, the following would apply:
•Outstanding vested stock options must be exercised within one month of termination and unvested stock options would be forfeited.
•Outstanding restricted stock awards would be forfeited.
•Outstanding LTCP awards that are still within the three-year performance cycle would be forfeited.
Death
In the event of the death of an Officer, the following would apply:
•An annual cash incentive payment at the end of the applicable fiscal year would be prorated based on time worked.
•Outstanding vested stock options become exercisable by the named beneficiary for a period of 36 months following the death and unvested stock options would be forfeited.
•Outstanding restricted stock awards would be prorated based on time worked.
•Outstanding LTCP awards would be prorated based on time worked and payments would be processed at the end of the three-year performance cycle according to the Company's performance results.
•Payments under our Deferred Comp Plan and Excess Pension Plan would be accelerated. The amounts reflected in the Non-Qualified Deferred Compensation Table and Pension Benefits Table would have been payable to the named beneficiary as a lump sum.
Disability
In the event of disability of an Officer, the following would apply:
•An annual cash incentive payment at the end of the applicable fiscal year would be prorated based on time worked.
•Outstanding vested stock options remain exercisable for a period of 36 months following the disability, and unvested stock options would continue to vest in accordance with the terms of the award agreement.
•Outstanding restricted stock awards would be prorated based on time worked.
•Outstanding LTCP awards would be prorated based on time worked and payments would be processed at the end of the three-year performance cycle according to the Company's performance results.
•Each U.S. Officer who participates in our broad-based, long-term disability program would receive an annual benefit equal to 60% of total cash compensation until the earlier of: (a) age 65; (b) recovery from the disability; or (c) death. The portion of compensation up to $120,000 is fully insured and payable by our insurance company, and the portion of compensation in excess of $120,000 is self-insured and payable by the Company.
•In the event of a qualifying disability, payments under our Deferred Comp Plan and Excess Pension Plan would be accelerated.

Voluntary Termination and Termination for Cause
Our Officers are not entitled to receive any additional forms of severance payments or benefits upon a voluntary decision to terminate employment or upon a termination by the Company for cause prior to being eligible for retirement.

Termination Following or in Connection with a Change in Control
Some Officers have transitioned to the Company's new Management Change in Control Severance Plan as their CIC Agreements expired. Effective August 1, 2023 all Officers were included in the Management Change in Control Severance Plan. The Plan contains a “double-trigger” to enable our Officers to maintain objectivity in the event of a change in control situation and to better protect the interests of our stockholders. This independence is important in providing retention incentives during a time of uncertainty for Officers and offering additional assurances to the Company that it will be able to complete a transaction that the Board believes is in the best interests of our stockholders. Our stock option awards, LTCP, and deferred compensation plans also provide for the acceleration of certain benefits upon a change in control.
Upon the occurrence of a change in control, as generally defined below, with or without a qualifying termination of employment:
•Outstanding unvested stock options will immediately vest and become exercisable.
•Outstanding restricted stock awards will immediately vest.
•Outstanding LTCP awards will immediately vest and be paid in a lump sum stock distribution at target achievement level.
•Any unvested benefits under the Salaried Employees’ Pension Plan will immediately vest. As of the end of fiscal 2023, all eligible Officers were 100% vested in the Salaried Employees’ Pension Plan.
Additionally, the Management Change in Control Severance Plan provides that upon a qualifying termination of employment in connection with a change in control, each Officer would receive the following:
•A cash lump sum equal to a multiple of the sum of the Officer’s base salary plus the Officer’s target cash incentive from the Annual Cash Incentive Plan then in effect. The multiple is based on level as follows:
◦Chairman and CEO = three times the sum of base salary and target annual incentive
◦Officers = two times the sum of base salary and target annual incentive
•A lump sum of additional pension benefits equal to:
◦The value of the benefit under each pension plan assuming the benefit is fully vested and the Officer had three additional years of benefit accrual; less
◦The value of the vested benefit accrued under each pension
•36 months of continued medical, dental, vision, life, disability, and accident benefits
•Outplacement services suitable to the Officer’s position for a period of three years or until the first acceptance of an employment offer, whichever is earlier
The Officer’s payments will be reduced to the maximum amount that can be paid without triggering an excise tax liability. This reduction would only occur if the net amount of those payments is greater than the net amount of payments without the reduction.

Change in Control
Generally, a change in control includes the occurrence of any of the following events or circumstances:
•The acquisition of 25% or more of the combined voting power of the Company’s outstanding shares, other than any acquisition from or by the Company or any Company-sponsored employee benefit plan.
•Consummation of a merger or other business consolidation of the Company other than a transaction where the Company’s pre-transaction stockholders retain at least 60% ownership of the surviving entity.

•A change in the Board composition in which the incumbent directors, meaning those directors who were not elected in a contested fashion, are no longer a majority of the Board. The CIC Agreements specify the circumstances under which a director is deemed to have been elected in a contested fashion.
•Approval of a plan of liquidation or dissolution or a consummated agreement for the sale of all or substantially all of the Company’s assets to an entity, unless the Company’s pre-transaction stockholders retain at least 60% ownership of the surviving entity.

Qualifying Termination of Employment
The CIC Agreements provide that, upon a change in control, if an Officer’s employment with the Company is terminated within 24 months:
•by the Company or its successor without “cause,” or
•by the Officer for “good reason” (each as defined in the CIC Agreements), the termination will be considered a qualifying termination of employment.

Potential Payments Upon Termination or Change in Control Table
The following table sets forth applicable payment estimates to our NEOs assuming each termination event occurred on July 31, 2023, the last business day of the fiscal year. The estimates are based on the July 31, 2023 closing stock price of $62.83. Since Mr. Vermeersch's employment terminated without cause during fiscal 2023, he is only included in the involuntary termination scenario.

		Potential Payments ($)					Actual Payment ($)
Triggering Event (1)	Compensation Component	Tod E. Carpenter	Scott J. Robinson	Thomas R. Scalf	Richard B. Lewis	Amy C. Becker	Wim Vermeersch
Death	Annual Incentive	1,281,073	419,043	349,202	344,458	338,726	—
	LTCP (5)	2,387,156	656,353	428,524	384,617	344,894	—
	Restricted Stock	—	—	—	—	—	—
	Total	3,668,229	1,075,396	777,726	729,075	683,620	—

Disability	Annual Disability Benefit (7)	1,814,794	728,962	628,768	504,956	531,578	—
	Annual Incentive	1,281,073	419,043	349,202	344,458	338,726	—
	Stock Options	3,146,497	850,145	574,444	485,286	460,238	—
	LTCP (5)	2,387,156	656,353	428,524	384,617	344,894	—
	Restricted Stock	—	—	—	—	—	—
	Total	8,629,520	2,654,503	1,980,938	1,719,317	1,675,436	—

Involuntary Termination (2)	Cash Severance	1,819,000	506,154	600,000	540,885	572,673	1,470,885
	Benefit Continuation	2,997	1,320	4,900	3,967	2,677	—
	Total	1,821,997	507,474	604,900	544,852	575,350	1,470,885

Retirement (3)	Annual Incentive (4)	1,281,073	419,043	349,202	—	338,726	—
	Stock Options (6)	3,146,497	850,145	574,444	—	460,238	—
	LTCP (4, 5)	2,387,156	656,353	428,524	—	344,894	—
	Restricted Stock (6)	—	—	—	—	—	—
	Total	6,814,726	1,925,541	1,352,170	—	1,143,858	—

Change in Control	Stock Options	3,146,497	850,145	574,444	485,286	460,238	—
	LTCP (5)	5,007,551	1,388,543	892,186	810,507	735,111	—
	Restricted Stock	—	—	—	—	—	—
	Total	8,154,048	2,238,688	1,466,630	1,295,793	1,195,349	—

Qualifying Termination Following or in Connection with a Change in Control	Cash Severance (8)	7,062,000	1,960,000	1,700,000	833,000	1,649,000	—
	Pension Benefits (9)	1,076,425	—	367,265	279,953	332,819	—
	Benefit Continuation	44,746	39,525	64,717	62,009	44,360	—
	Outplacement (10)	45,000	45,000	45,000	45,000	45,000	—
	Total	8,228,171	2,044,525	2,176,982	1,219,962	2,071,179	—
________________
(1)    No forms of severance payments or additional benefits are provided to Officers upon a voluntary decision to terminate employment or a termination for cause prior to being eligible for retirement.
(2)    If the HR Committee were to follow our Severance Plan for broad-based employees, the payments above would have been made to our NEOs had they been involuntarily terminated at the end of fiscal 2023.
(3)    Mr. Lewis is not retirement eligible as of the last day of fiscal 2023.
(4)    Retirement eligible definition is age 55 plus a requirement of five years of service.
(5)    This represents the vesting of two LTCP award cycles outstanding as of the last day of fiscal 2023 and assumes payment at target achievement. Under a change in control situation, payout would be accelerated.
(6)    Retirement eligible definition is age 55 without a minimum years of service requirement.

(7)    $120,000 of the annual disability benefit is fully insured and payable by the insurance company. Anything in excess of this amount is self-insured and payable by the Company.
(8)    Under the CIC Agreements, this represents a lump sum equal to:
•Three times the sum of base salary and the annual incentive at target for Mr. Carpenter.
•Two times the sum of base salary and the annual incentive at target for Messrs. Robinson and Scalf and Ms. Becker.
•One times the sum of base salary and the annual incentive at target for Mr. Lewis as his CIC Agreement was still in effect on July 31, 2023. As of August 1, 2023, Mr. Lewis has transitioned to the Management Change in Control Severance Plan.
(9)    Mr. Robinson was hired after August 1, 2013 and, therefore, is not eligible to participate in our Salaried Employee's Pension Plan.
(10)    This is based on the assumption that the NEO would utilize $15,000 per year in outplacement services for the full three years.

Under the CIC Agreements, the payment may be reduced in situations where the Officer would otherwise be subject to the excise tax liability under Section 280G of the Internal Revenue Code. The amounts in the table above do not reflect any reductions that might be made.
With a change in control followed by a termination within 24 months, any payments under the Deferred Comp Plan would become immediately payable to the participant in the form of a lump sum. Additionally, any accrued benefits under the Salaried Employees’ Pension Plan and the Excess Pension Plan also become immediately vested. As of the end of fiscal 2023, all eligible Officers were 100% vested under these plans.

Pay Ratio Disclosure
In accordance with Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing a disclosure of the ratio of our CEO’s annual total compensation to the annual total compensation of our median employee. For fiscal 2023:

Annual Total Compensation of Median Employee	$52,163
Annual Total Compensation of our CEO	$7,181,607
Based on this information, our fiscal 2023 pay ratio of 138 to 1 is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
With the company's reorganization, there were material changes to the Company's employee population and compensation arrangements. We used the following methodology and material assumptions and estimates to identify our median employee in 2023:
•We determined that, as of May 1, 2023, the date we selected to calculate the median employee, our global employee population consisted of 13,363 individuals (excluding the CEO). We did not exclude any non-U.S. employees from our calculation.
•We identified the median employee using "total target cash compensation" as our consistently applied compensation measure. Total target cash compensation is defined as the sum of annual salary and target annual cash incentives. For hourly employees, the annual salary component of total target cash compensation was calculated using a reasonable estimate of hours worked and their hourly wage rate. We annualized total target cash compensation for 1,880 employees who were employed as of May 1, 2023 but were not employed for the full fiscal year. For our non-U.S. employees, we used the foreign exchange rates applicable at May 1, 2023 to convert their total target cash compensation into U.S. dollars.
We calculated annual total compensation for our identified median employee in accordance with the same methodology used for our NEOs as set forth in the Summary Compensation Table. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column reported in the Summary Compensation Table.

Pay Versus Performance Disclosure
The table below contains information about the relationship between executive compensation and financial performance for fiscal years 2021 to 2023.
The cumulative Total Shareholder Return depicts a hypothetical $100 investment in our common stock on July 31, 2020, and shows the value of that investment over time (assuming the reinvestment of dividends) as of the end of each fiscal year. A hypothetical $100 investment in the peer group using the same methodology is shown for comparison. The peer group referenced in the table below is the S&P Industrial Machinery Index.

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for CEO (1) ($)	Compensation Actually Paid to CEO (2) ($)	Average Summary Compensation Table Total for Non-CEO NEOs (3) ($)	Average Compensation Actually Paid to Non-CEO NEOs (4) ($)	Company Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)	Net Income (millions) ($)	Diluted Earnings Per Share-Incentive ($)
2023	7,181,607	8,320,148	1,815,331	2,019,784	136	155	359	3.07
2022	7,043,946	7,132,301	1,828,256	1,688,098	116	124	333	2.70
2021	6,878,950	9,313,435	1,774,558	2,730,986	139	144	287	2.31
_______________
(1) The dollar amounts reported in this column are the amounts of total compensation reported for Mr. Carpenter, our Chairman, President and Chief Executive Officer for each corresponding year in the “Total” column of the Summary Compensation Table (“SCT”).
(2) The dollar amounts reported in this column represent the amount of “Compensation Actually Paid” to Mr. Carpenter as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Carpenter during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Carpenter’s total compensation for each year to determine the compensation actually paid:

Adjustments to Determine Compensation Actually Paid for CEO	2023 ($)	2022 ($)	2021 ($)
Deduction for Amounts Reports under the "Stock Awards" Column in the SCT	(2,300,228)	(2,049,300)	(1,902,278)
Deduction for Amounts Reports under the "Option Awards" Column in the SCT	(2,299,764)	(2,050,553)	(1,899,421)
Increase for Fair Value of Equity Awards Granted During Year that Remain Unvested as of Year End	2,692,266	2,671,205	4,797,584
Increase/Deduction for Change in Fair Value from Prior Year End to Current Year End of Equity Awards Granted Prior to Year that Were Unvested as of Year End	257,302	(366,216)	508,158
Increase/Deduction for Change in Fair Value from Prior Year End to Current Year End of Equity Awards Granted Prior to Year that Vested During Year	543,009	(167,334)	(949,881)
Increase for Grant Date Fair Value of Option Awards Granted During Year That Vested During Year*	2,299,764	2,050,553	1,899,421
Deduction for Change in the Actuarial Present Values reported under the “Change in Pension Value and Non-qualified Deferred Compensation Earnings” Column of the SCT**	(53,808)	—	(19,098)
Total	1,138,541	88,355	2,434,485
* Stock option awards were considered vested when retirement eligibility requirements were satisfied for awards with continued vesting post-                retirement.
** The Company's pension plans are frozen; therefore, the service cost for each year was $0.
(3) The dollar amounts reported in this column represent the average of the amounts reported for the Company's NEOs as a group (excluding Mr. Carpenter) in the “Total” column of the SCT in each applicable year.
(4) The dollar amounts reported in this column represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Carpenter), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Carpenter) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Carpenter) for each year to determine the compensation actually paid, using the same methodology described above in Note 2:

Adjustments to Determine Compensation Actually Paid for Non-CEO NEOs	2023 ($)	2022 ($)	2021 ($)
Deduction for Amounts Reports under the "Stock Awards" Column in the SCT	(356,230)	(406,890)	(370,783)
Deduction for Amounts Reports under the "Option Awards" Column in the SCT	(354,883)	(405,839)	(371,759)
Increase for Fair Value of Equity Awards Granted During Year that Remain Unvested as of Year End	530,069	603,424	1,210,832
Increase/Deduction for Change in Fair Value from Prior Year End to Current Year End of Equity Awards Granted Prior to Year that Were Unvested as of Year End	72,543	(109,230)	215,231
Increase/Deduction for Change in Fair Value from Prior Year End to Current Year End of Equity Awards Granted Prior to Year that Vested During Year	74,857	(144,982)	(98,744)
Increase for Grant Date Fair Value of Option Awards Granted During Year That Vested During Year*	279,877	323,359	372,969
Deduction for Fair Value of Equity Awards Granted in Prior Fiscal Years that Failed to Vest.	(36,932)	—	—
Deduction for Change in the Actuarial Present Values reported under the “Change in Pension Value and Non-qualified Deferred Compensation Earnings” Column of the SCT**	(4,848)	—	(2,106)
Increase for Dividends Paid on Unvested Awards	—	—	788
Total	204,453	(140,158)	956,428
* Stock option awards were considered vested when retirement eligibility requirements were satisfied for awards with continued vesting post-retirement.
** The Company's pension plans are frozen; therefore, the service cost for each year was $0.

The non-CEO NEOs included in average compensation are named below by year.

2023	2022	2021
Scott J. Robinson	Scott J. Robinson	Scott J. Robinson
Thomas R. Scalf	Thomas R. Scalf	Thomas R. Scalf
Richard B. Lewis	Jeffrey E. Spethmann	Jeffrey E. Spethmann
Amy C. Becker	Richard B. Lewis	Amy C. Becker
Wim Vermeersch

Most Important Performance Measures

Diluted Earnings Per Share - Incentive
Net Sales
Return on Investment ("ROI")

Relationship between Pay and Performance
The following chart provides a graphical representation of the Company's three-year cumulative TSR versus our industry peer group, the S&P Industrial Machinery Index, and of the Compensation Actually Paid ("CAP") to our CEO and other NEOs versus the Company's three-year cumulative TSR.

CAP vs. TSR
Compensation Actually Paid
$10,000,000
$9,000,000
$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
Total Shareholder Return
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
2021
2022
2023
CEO CAP
NEO CAP
Company TSR
Peer Group TSR

The Company-selected measure we use to link CAP to Company performance during the most recently completed fiscal year is Company Diluted EPS - Incentive. Company Diluted EPS - Incentive is net earnings divided by full-year average number of diluted shares outstanding. Company Diluted EPS - Incentive is an important performance measure used to determine annual short-term incentive award amounts.

The following charts provide a graphical representation of the relationships between CAP and the company's selected measure, Company Diluted EPS - Incentive, and between net income and CAP. Net income is not a performance metric we use when setting executive compensation but is included in these disclosures, as required.

CAP vs. Diluted EPS - Incentive
Compensation Actually Paid
$10,000,000
$9,000,000
$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
EPS
$3.50
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
2021
2022
2023
CEO CAP
NEO CAP
Diluted EPS

CAP vs. Net Income
$10,000,000
$9,000,000
$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
Compensation Actually Paid
$400
$350
$300
$250
$200
$150
$100
$50
$0
Net Income (dollars in millions)
2021
2022
2023
CEO CAP
NEO CAP
Net Income

INFORMATION REGARDING THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee Report
The following is the report of the Audit Committee with respect to Donaldson’s audited financial statements presented in its Annual Report on Form 10-K for the fiscal year ended July 31, 2023.
The Audit Committee of the Board is composed entirely of non-employee directors, all of whom have been determined by the Board to be independent under the rules of the SEC and the NYSE. In addition, the Board has determined that Christopher M. Hilger, Trudy A. Rautio, and Jacinth C. Smiley are Audit Committee financial experts, as defined by the rules of the SEC.
The Audit Committee acts under a written charter approved by the Board. The Audit Committee assists the Board in carrying out its oversight of the Company’s financial reporting process, audit process, and internal controls. The Audit Committee formally met eight times during the past fiscal year in carrying out its oversight functions. The Audit Committee has the sole authority to appoint, terminate, or replace the Company’s independent registered public accounting firm. The independent registered public accounting firm reports directly to the Audit Committee.
The Audit Committee reviewed and discussed the Company’s fiscal 2023 audited financial statements with management, the internal auditor, and PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm. Management has represented and PwC has reported in its opinion to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles and fairly present, in all material respects, the financial position, results of operations, and cash flows of the Company.
As part of its fiscal 2023 activities, the Audit Committee also:
•Reviewed and discussed with PwC the matters required to be discussed under applicable requirements of the Public Company Accounting Oversight Board and the SEC;
•Reviewed and discussed with management, the internal auditor, and PwC the overall scope and plans for the internal and external audits;
•Reviewed and discussed the qualitative aspects of the Company’s ethics and compliance programs;
•Inquired about significant business and financial reporting risks, including cybersecurity risk, reviewed the Company’s policies for risk assessment and risk management, and assessed the steps management is taking to manage these risks;
•Received the written disclosures and letters from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence; and
•Discussed with PwC matters relating to its independence.
Based on the review and discussions with management and PwC, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2023, for the filing with the SEC.

Members of the Audit Committee
Pilar Cruz	Trudy A. Rautio, Chair
Christopher M. Hilger	Jacinth C. Smiley
Douglas A. Milroy

Independent Registered Public Accounting Firm Fees
The aggregate fees for services rendered to the Company for fiscal 2023 and fiscal 2022 by PwC, the Company’s independent registered public accounting firm, are as follows:

	Fiscal 2023	Fiscal 2022
Audit Fees	$4,106,350	$3,984,000
Audit-Related Fees	$35,800	$12,627
Tax Fees	$601,000	$577,172
All Other Fees	$9,150	$9,150
Total Fees	$4,752,300	$4,582,949
Audit Fees include professional services rendered in connection with the audit of the Company’s financial statements, including the quarterly reviews, statutory audits of certain of the Company’s international subsidiaries, and the audit of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. Audit-Related Fees include accounting advisory fees related to financial accounting matters. Tax fees include services for domestic and international tax compliance and advice. All Other Fees include licensure for accounting literature research tools.

Audit Committee Pre-Approval Policies and Procedures
The Audit Committee pre-approves all audit and permitted non-audit services provided by the independent registered public accounting firm, including the fees and terms for those services. The Audit Committee may delegate to one or more designated Committee members the authority to grant pre-approvals. This designated member is the Chair of the Audit Committee. Any pre-approval by the Chair must be presented to the full Audit Committee at its next scheduled meeting. All of the services provided by the independent registered public accounting firm during fiscal 2023 and fiscal 2022, including services related to the Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees described above, were approved by the Audit Committee under its pre-approval policies.

ITEM 2: NON-BINDING ADVISORY VOTE ON THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS

As required pursuant to Section 14A of the Securities Exchange Act of 1934, at the 2017 Annual Meeting, the Company provided our stockholders with an advisory vote on the frequency of conducting an advisory vote on the compensation of our NEOs. Consistent with the stockholders’ preference expressed in voting at the 2017 Annual Meeting, our Board determined that an advisory vote on the compensation of our NEOs will be conducted annually. Therefore, we are providing our stockholders with an advisory (non-binding) vote on the compensation of our NEOs as discussed in this Proxy Statement in accordance with the rules of the SEC.
As described in detail under Compensation Discussion and Analysis - Executive Compensation Program Principles, our objective is to create long-term stockholder value. Our executive compensation program is designed to directly support this objective and ensure that the interests of our Officers are properly aligned with our stockholders’ short-term and long-term interests. The key principles of our executive compensation strategy include:
•Aligning compensation to financial measures that balance both the Company’s annual financial results and long-term growth
•Providing significant portions of total compensation in variable performance-based programs to focus the attention of our Officers on driving and increasing stockholder value
•Setting target total direct compensation based on established proxy peer group (as recommended by an independent compensation consultant) and published market survey data
•Establishing high stock ownership requirements for our Officers
•Providing competitive pay, which enables us to attract, retain, reward, and motivate top leadership talent by generally setting compensation elements around the median of the peer group data and size-adjusted general industry survey data
Please read the Compensation Discussion and Analysis for additional details about the Company’s executive compensation programs, including information about the compensation of our NEOs for fiscal 2023.
We are presenting the following proposal, which gives stockholders the opportunity to support or not support our executive compensation program for our NEOs by voting for or against the following resolution:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s NEOs, as disclosed in Donaldson Company’s Proxy Statement for the 2023 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and other related narrative disclosures.”
This advisory vote on executive compensation is not binding on the Company, our HR Committee, or our Board. However, our HR Committee and our Board will take into account the result of the vote when determining future executive compensation arrangements.

Board Recommendation
The Board of Directors recommends stockholders vote FOR the compensation of our NEOs as described in this Proxy Statement.

ITEM 3: NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Securities Exchange Act of 1934, at least once every six years we are required to provide our stockholders with an advisory (non-binding) vote on the frequency with which we will submit to our stockholders advisory votes on executive compensation. We last held this vote at our 2017 Annual Meeting of Stockholders, where our stockholders voted to conduct advisory votes on the executive compensation each year, and the Board implemented this standard.
The Board of Directors continues to believe that submitting future advisory votes on executive compensation every year is appropriate because an annual advisory vote will provide our HR Committee and our Board of Directors with the best opportunity to take stockholder sentiment into consideration when making decisions with respect to executive compensation.
You may cast your vote on your preferred voting frequency by choosing the option of 1 YEAR, 2 YEARS, or 3 YEARS or you may abstain from voting. This advisory vote is not binding on the Company or our Board of Directors. However, our Board of Directors will take into account the result of the vote when determining the frequency of future advisory votes on executive compensation.
The frequency (every 1 Year, 2 Years, or 3 Years) that received the highest number of votes will be deemed the choice of the stockholders.

Board Recommendation
The Board of Directors recommends you vote for every 1 YEAR as the frequency of future advisory votes on the compensation of our Named Executive Officers.

ITEM 4: APPROVAL OF THE DONALDSON COMPANY, INC. 2019 MASTER STOCK INCENTIVE PLAN AS AMENDED AND RESTATED

Background and Purpose
We are seeking stockholder approval to amend and restate the Donaldson Company, Inc. 2019 Master Stock Incentive Plan (the “2019 Stock Plan”) that was approved by our stockholders on November 22, 2019, primarily to increase the number of shares of common stock reserved for issuance under the 2019 Stock Plan by 5,000,000 shares, including an increase to the number of shares that may be issued as “full value” awards by 750,000 shares. The continuing ability to offer equity incentive awards under the 2019 Stock Plan is critical to our ability to attract and retain employees, officers, consultants, independent contractors and non‑employee directors capable of assuring the future success of the Company, to provide such persons with opportunities for stock ownership in the Company and to offer such persons incentives to put forth maximum effort for the success of the Company’s business.
The 2019 Stock Plan originally authorized 5,000,000 shares of common stock for issuance under the 2019 Stock Plan. Under all equity compensation plans, as of September 22, 2023, a total of 7,410,367 shares of common stock were subject to outstanding stock options with a weighted average exercise price of $49.13 per share and a weighted average remaining contractual term of 5.85 years, and 349,344 shares of common stock were subject to unvested full value stock awards, of which 39,783 shares were subject to unvested restricted stock units and 309,561 shares were subject to unvested performance-based awards, measured at target. As of September 22, 2023, 826,896 shares of common stock were available for future awards under the 2019 Stock Plan, of which only 238,482 were eligible to be issued as full value awards.

Determination of Additional Shares to be Reserved for Issuance Under the Restated Stock Plan
As of September 22, 2023, there were 120,686,160 shares of our common stock outstanding and the closing sale price of a share of our common stock was $59.92. In determining the number of additional shares to be reserved for issuance under the 2019 Stock Plan for which stockholder approval is being sought, the Human Resources Committee and the Board considered, among other factors, the historical amounts of equity awards granted by the Company and the potential future grants over the next several years.
In setting each year’s award amounts for Officers, the Human Resources Committee considers a variety of factors such as: the relative market position of the awards, the proportion of each Officer’s total compensation to be delivered as a long‑term incentive award, internal pay equity, executive performance, retention concerns, and the Company’s performance. Similar considerations are taken into account in granting awards to participants who are not executive officers.
To reduce the dilutive impact of our equity award grants on our stockholders’ interests, equity awards are generally limited to individuals whose personal performance makes them highly valuable to the Company and to essential new hires.
Over the long-term, we have sought to address stockholder concerns about dilution through share repurchases. However, the parameters under which we choose to repurchase shares are set in light of our overall capital allocation strategy, and the rate or timing of any share repurchases can be affected by market conditions. Since the adoption of the 2019 Stock Plan to September 22, 2023, we have repurchased approximately 9.1 million shares of our common stock. These share repurchases have more than offset all of the equity dilution attributable to equity grants under the 2019 Stock Plan.
The Human Resources Committee expects that the number of shares available, if approved by our stockholders, will satisfy equity compensation needs for up to five years based on historical grant practices.
The increase in the shares available for issuance under the 2019 Stock Plan is the only substantive change to the existing plan. Accordingly, the description of the key features and other terms of the 2019 Stock Plan below is substantially the same as for the original 2019 Stock Plan. The 2019 Stock Plan, as amended and restated to reflect the increase in the number of shares available for issuance thereunder and the increase in the number of shares that may be issued in the form of full value awards is referred as the “Restated 2019 Stock Plan.” The following discussion and summary of the material terms of the Restated 2019 Stock Plan is qualified in its entirety by reference to the full text of the Restated 2019 Stock Plan which is set forth in Appendix A to this proxy statement.

Key Features of the Restated 2019 Stock Plan
The following features of the Restated 2019 Stock Plan reflect equity incentive plan “best practices” intended to protect the interests of our stockholders:
•    Limit on Shares Available for Awards. Under the Restated 2019 Stock Plan, the aggregate number of shares of the Company’s common stock that may be issued is 10,000,000 shares, plus shares subject to an award that was outstanding under the Donaldson Company, Inc. 2010 Master Stock Incentive Plan (the “2010 Stock Plan”) when the 2019 Stock Plan was originally approved that expire or otherwise terminate without being exercised, which shall again become available for issuance under the Restated 2019 Stock Plan in accordance with the share counting provisions in the Restated 2019 Stock Plan.
•    Separate Limit for Full Value Awards. All shares subject to awards, regardless of the type of award, will count against the Restated 2019 Stock Plan’s reserve on 1:1 basis for each share subject to the award. However, the aggregate number of shares that may be issued as “full value” awards (restricted stock, RSUs and other awards not based solely on an increase in value after the grant date) is 1,750,000 shares, plus in certain circumstances, shares subject to a full value award that was outstanding under the 2010 Stock Plan when the 2019 Stock Plan was originally approved that are forfeited under the 2010 Stock Plan.
•    Individual Limits on Shares Issued. The aggregate number of shares of the Company’s common stock that may be issued to an employee, officer or consultant in a fiscal year under the Restated 2019 Stock Plan is 500,000 shares. No non‑employee director may be granted awards denominated in shares the value of which in the aggregate exceeds $350,000 in any fiscal year.
•    No Evergreen Provision. The Restated 2019 Stock Plan does not contain an “evergreen” provision that will automatically increase the number of shares authorized for issuance under the 2019 Stock Plan.
•    No Liberal Share “Recycling.” The Restated 2019 Stock Plan provides that any shares (i) surrendered to pay the exercise price of an option, (ii) withheld by the Company or tendered to satisfy tax withholding obligations with respect to any award, (iii) covered by a stock settled stock appreciation right not issued in connection with settlement upon exercise, or (iv) repurchased by the Company using option proceeds will not be added back (“recycled”) to the Restated 2019 Stock Plan.
•    No Discounted Stock Options or Stock Appreciation Rights. Stock options and stock appreciation rights must have an exercise price equal to or greater than the fair market value of our common stock on the date of grant (unless such award is granted in substitution for a stock option or stock appreciation right previously granted by an entity that is acquired by or merged with the Company).
•    No Repricing of Stock Options or Stock Appreciation Rights. The Restated 2019 Stock Plan prohibits the repricing of stock options and stock appreciation rights (including a prohibition on the repurchase of “underwater” stock options or stock appreciation rights for cash or other securities).
•    No Liberal Change in Control Definition. The Restated 2019 Stock Plan prohibits any award agreement from having a change in control provision that has the effect of accelerating the exercisability of any award or the lapse of restrictions relating to any award upon only the announcement or stockholder approval (rather than the consummation of) a change in control transaction and does not otherwise contain liberal change in control provisions.
•    No Dividend Equivalents Paid on Unvested Awards. The Restated 2019 Stock Plan prohibits the payment of dividend equivalents on awards until those awards are earned and vested. In addition, the Restated 2019 Stock Plan prohibits the granting of dividend equivalents with respect to stock options, stock appreciation rights or an award the value of which is based solely on an increase in the value of the Company’s shares after the grant of the award.
•    Awards Subject to Forfeiture or Clawback. Awards under the Restated 2019 Stock Plan will be subject to any Company recovery or clawback policy, including the clawback policy we are adopting to comply with the new SEC and NYSE rules, as well as any other forfeiture and penalty conditions determined by the Human Resources Committee.
•    Minimum Vesting Period. Each award is subject to a minimum vesting period of at least one year following the date of grant, subject to limited exceptions.

•    Independent Committee Administration. The Restated 2019 Stock Plan will be administered by the Human Resources Committee of the Board comprised entirely of independent directors.

Description of Restated 2019 Stock Plan
Administration. The Human Resources Committee will administer the Restated 2019 Stock Plan and will have full power and authority to determine when and to whom awards will be granted, and the type, amount and other terms and conditions of each award, consistent with the provisions of the Restated 2019 Stock Plan. Subject to the provisions of the Restated 2019 Stock Plan, the Human Resources Committee may amend the terms of, or accelerate the exercisability of, an outstanding award. The Human Resources Committee will have authority to interpret the Restated 2019 Stock Plan and establish rules and regulations for the administration of the Restated 2019 Stock Plan.
The Human Resources Committee may delegate its powers under the Restated 2019 Stock Plan to the Chief Executive Officer and/or one or more Officers, subject to the requirements of Section 157(c) of the Delaware General Corporation Law. Furthermore, such delegated Officers will not be permitted to grant awards to any members of the Board or Officers who are subject to Section 16 of the Exchange Act.

Eligibility. Any employee, officer, non-employee director, consultant or independent contractor providing services to Donaldson Company, Inc. or an affiliate, or any person to whom an offer of employment or engagement has been made, and who is selected by the Human Resources Committee to participate, is eligible to receive an award under the Restated 2019 Stock Plan. The number of persons eligible to participate as of September 22, 2023 is estimated to be approximately 15,000 employees, officers and consultants as a class; however, historically the Human Resources Committee has not granted awards to more than approximately 500 employees in any single fiscal year.

Shares Available for Awards. The aggregate number of shares that may be issued under all stock‑based awards made under the Restated 2019 Stock Plan will be 10,000,000 shares, plus certain shares subject to outstanding awards under the 2010 Stock Plan that are as described below. “Full value awards” (restricted stock, RSUs and other awards not based solely on an increase in value after the grant date) are also subject to a separate limit. The aggregate number of shares that may be issued as full value awards is 1,750,000 shares, plus shares subject to outstanding full value awards under the 2010 Stock Plan that are forfeited as follows. If awards that were outstanding under the 2010 Stock Plan when the 2019 Stock Plan was originally approved by our stockholders expire or otherwise terminate without being exercised, the shares of common stock not acquired pursuant to such awards again become available for issuance under the Restated 2019 Stock Plan in accordance with the share counting provisions in the Restated 2019 Stock Plan.
All shares subject to awards, regardless of the type of award, will count against the Restated 2019 Stock Plan’s reserve on 1:1 basis for each share subject to the award. If awards issued under the Restated 2019 Stock Plan expire or otherwise terminate without being exercised or settled, the shares of common stock not acquired pursuant to such awards again become available for issuance under the Restated 2019 Stock Plan. However, under the share counting provisions of the Restated 2019 Stock Plan, the following shares will not again be available for issuance: (i) shares unissued due to a “net exercise” of a stock option, (ii) any shares withheld or shares tendered to satisfy tax withholding obligations under any award, (iii) shares covered by a SAR that is not settled in shares upon exercise and (iv) shares repurchased using stock option exercise proceeds.
Awards under the Restated 2019 Stock Plan are also subject to annual individual limitations. No employee, officer or consultant may be granted awards under the Restated 2019 Stock Plan for more than 500,000 shares of our common stock in any fiscal year. No non‑employee director may be granted awards denominated in shares the value of which in the aggregate exceeds $350,000 in any fiscal year.
The Human Resources Committee will adjust the number of shares and share limit described above in the case of a stock dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split‑off, repurchase or exchange of shares, or other similar corporate transaction where such an adjustment is necessary to prevent dilution or enlargement of the benefits available under the Restated 2019 Stock Plan. Any adjustment determination made by the Human Resources Committee shall be final, binding and conclusive.

Type of Awards and Terms and Conditions. The Restated 2019 Stock Plan provides that the Human Resources Committee may grant awards to eligible participants in any of the following forms, subject to such terms, conditions and provisions as the Human Resources Committee may determine to be necessary or desirable:
•    stock options, including both incentive stock options (“ISOs”) and non‑qualified stock options (together with ISOs, “options”);
•    stock appreciation rights ("SARs");
•    restricted stock;
•    restricted stock units ("RSUs");
•    dividend equivalent rights; and
•    other stock‑based awards.
The Human Resources Committee will have the right to make the timing of the grant and/or the issuance, ability to retain, vesting, exercise and/or settlement of awards subject to completion of a minimum period of service, achievement of one or more performance goals or both as deemed appropriate by the Human Resources Committee; provided, that a maximum of five percent of the aggregate number of shares available for issuance under the Restated 2019 Stock Plan may be issued with the terms providing for a right of exercise or a lapse on any vesting condition earlier than a date that is at least one year following the date of grant (or, in the case of vesting based upon performance‑based objectives, exercise and vesting restrictions cannot lapse earlier than the one year anniversary measured from the commencement of the period over which performance is evaluated).
1.    Options and SARs. The holder of an option is entitled to purchase a number of shares of our common stock at a specified exercise price during a specified time period, all as determined by the Human Resources Committee. The holder of a SAR is entitled to receive the excess of the fair market value (calculated as of the exercise date) of a specified number of shares of our common stock over the grant price of the SAR.
Exercise Price. The exercise price per share of an option or SAR will in no event be less than 100% of the fair market value per share of our common stock underlying the award on the date of grant, unless such award is granted in substitution for an option or SAR previously granted by a merged or acquired entity. Without the approval of stockholders, the Company will not amend or replace previously granted options or SARs in a transaction that constitutes a “repricing” as defined in the Restated 2019 Stock Plan.
Vesting. The Human Resources Committee has the discretion to determine when and under what circumstances an option or SAR will vest, subject to minimum vesting provisions described above.
Exercise. The Human Resources Committee has the discretion to determine the method or methods by which an option or SAR may be exercised, which methods may include a net exercise. The Human Resources Committee is not authorized under the Restated 2019 Stock Plan to accept a promissory note as consideration.
Expiration. Options and SARs will expire at such time as the Human Resources Committee determines; provided, however, that no option or SAR may be exercised more than ten years from the date of grant, except in the case of an ISO held by a greater than 10% stockholder, the option may not be exercised more than five years from the date of grant.
Special Limitations on ISOs. In the case of a grant of an option intended to qualify as an ISO, no such option may be granted to a participant who, at the time of the grant, owns or immediately thereafter would own stock representing more than 10% of the total combined voting power of all classes of our stock or our subsidiaries unless the exercise price per share of our common stock subject to such ISO is at least 110% of the fair market value per share of our common stock on the date of grant, and such ISO award is not exercisable more than five years after its date of grant. In addition, options designated as ISOs shall not be eligible for treatment under the Internal Revenue Code as ISOs to the extent that either: (i) the aggregate fair market value of shares of common stock (determined as of the time of grant) with respect to which such ISOs are exercisable for the first time by the participant during any calendar year exceeds $100,000 or (ii) such ISOs otherwise remain exercisable but are not exercised within three months after termination of employment (or such other period of time provided in Section 422 of the Internal Revenue Code).
2.    Restricted Stock and Restricted Stock Units. The holder of restricted stock will own shares of our common stock subject to restrictions imposed by the Human Resources Committee for a specified time period determined by the Human Resources Committee. The holder of RSUs will have the right, subject to restrictions imposed by the Human Resources Committee, to receive shares of our common stock at some future date determined by the Human Resources Committee upon vesting of such RSUs. The grant, issuance, retention, vesting and/or settlement of restricted stock and RSUs will occur at such times and in such installments as are determined by the Human Resources Committee, subject to the minimum vesting provisions described above.
3.    Dividend Equivalents. The holder of a dividend equivalent will be entitled to receive payments (in cash or shares of our common stock) equivalent to the amount of cash dividends paid by the Company to stockholders with respect to the number of shares determined by the Human Resources Committee. Dividend equivalents will be subject to other terms and conditions determined by the Human Resources Committee, but the Human Resources Committee may not (i) grant dividend equivalents in connection with options or SARs or (ii) pay a dividend equivalent with respect to a share underlying an award prior to the date on which all conditions or restrictions on such share have been satisfied or lapsed.
4.    Other Stock‑Based Awards. The Human Resources Committee is also authorized to grant other types of awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of our common stock, subject to terms and conditions determined by the Human Resources Committee and the limitations in the Restated 2019 Stock Plan. No such stock‑based awards will contain a purchase right or an option‑like exercise feature.

Termination and Amendment. The Restated 2019 Stock Plan expires September 27, 2029, which is the tenth anniversary of the original adoption of the 2019 Stock Plan, unless terminated earlier by the Board. The Board may from time to time amend, suspend or terminate the Restated 2019 Stock Plan. No amendment or modification of the Restated 2019 Stock Plan may be made that would adversely affect any outstanding award without the consent of the participant or the current holder of the award (except in the case of a corporate transaction as described below). Amendments to the Restated 2019 Stock Plan must be approved by the stockholders if required under the listing requirements of the New York Stock Exchange or any other securities exchange applicable to the Company or if the amendment would (i) increase the number of shares authorized under the Restated 2019 Stock Plan, (ii) permit a repricing of options or SARs, (iii) permit the award of options or SARs with an exercise price less than 100% of the fair market value of a share on the date of grant, (iv) increase the maximum term of options or SARs, or (v) increase the annual per‑person share or dollar value limits under the Restated 2019 Stock Plan.

Effect of Corporate Transaction. Awards under the Restated 2019 Stock Plan are generally subject to special provisions upon the occurrence of any reorganization, merger, consolidation, spin‑off, combination, split‑up, plan of arrangement, take‑over bid or tender offer, repurchase or exchange of shares, or any other similar corporate transaction or event involving the Company. In the event of such a corporate transaction, the Human Resources Committee or the Board may provide for any of the following to be effective upon the occurrence of the event (or effective immediately prior to the consummation of such event, provided the event is consummated):
•    termination of any award, whether vested or not, in exchange for an amount of cash and/or other property equal to the amount that would have been attained upon exercise of the vested portion of the award or the realization of the participant’s rights under the vested portion of the award. Awards may be terminated without payment if the Human Resources Committee or Board determines that no amount is realizable under the award as of the time of the transaction;
•    replacement of any award with other rights or property selected by the Human Resources Committee or the Board, in its sole discretion;
•    the assumption of any award by the successor or survivor entity (or its parent or subsidiary) or the arrangement for the substitution for similar awards covering the stock of such successor entity with appropriate adjustments as to the number and kind of shares and prices; or
•    require that the award cannot vest, be exercised or become payable until after a future date, which may be the effective date of the corporate transaction.

Limited Transferability of Awards. Generally, no award or other right or interest of a participant under the Restated 2019 Stock Plan (other than fully vested and unrestricted shares issued pursuant to an award) shall be transferable by a participant other than by will or by the laws of descent and distribution, and no right or award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance shall be void and unenforceable against the Company or any affiliates. However, the Human Resources Committee may allow transfer of an award to family members for no value, and such transfer shall comply with the Form S‑8 rules. The Human Resources Committee may establish procedures to allow a named beneficiary to exercise the rights of the participant and receive any property distributable with respect to any award upon the participant’s death.

Federal Income Tax Consequences

Grant of Options and SARs. The grant of a stock option or SAR is not expected to result in any taxable income to the recipient.

Exercise of Options and SARs. Upon exercising a non‑qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of the Company’s common stock acquired on the date of exercise over the exercise price, and the Company generally will be entitled at that time to an income tax deduction for the same amount. The holder of an ISO generally will have no taxable income upon exercising the option (except that an alternative minimum tax liability may arise), and the Company will not be entitled to an income tax deduction. Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares of our common stock received are taxable to the recipient as ordinary income and generally are deductible by us.

Disposition of Shares Acquired Upon Exercise of Options and SARs. The tax consequence upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held and whether the shares were acquired by exercising an ISO or by exercising a non‑qualified stock option or SAR. Generally, there will be no tax consequence to the Company in connection with the disposition of shares acquired under an option or SAR, except that the Company may be entitled to an income tax deduction in the case of the disposition of shares acquired under an ISO if the disposition occurs before the applicable ISO holding periods set forth in the Internal Revenue Code have been satisfied.

Awards Other than Options and SARs. If an award is payable in shares of our common stock that are subject to substantial risk of forfeiture, unless a special election is made by the holder of the award under the Internal Revenue Code, the holder must recognize ordinary income equal to the excess of: (i) the fair market value of the shares received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid for the shares by the holder of the award. The Company will generally be entitled at that time to an income tax deduction for the same amount. As to other awards granted under the Restated 2019 Stock Plan that are payable either in cash or shares of our common stock not subject to substantial risk of forfeiture, the holder of the award must recognize ordinary income equal to: (a) the amount of cash received or, as applicable, (b) the excess of (i) the fair market value of the shares received (determined as of the date such shares are received) over (ii) the amount (if any) paid for the shares by the holder of the award.

Income Tax Deduction. Subject to the usual rules concerning reasonable compensation, including our obligation to withhold or otherwise collect certain income and payroll taxes, the Company generally will be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the Restated 2019 Stock Plan. However, Section 162(m) of the Code prohibits publicly held corporations from deducting more than $1 million per year in compensation paid to certain NEOs. Therefore, compensation paid to a covered executive under the Restated 2019 Stock Plan in excess of $1 million generally will not be deductible.

Section 409A of the Internal Revenue Code. The Human Resources Committee intends to administer and interpret the Restated 2019 Stock Plan and all award agreements in a manner consistent to satisfy the requirements of Section 409A of the Internal Revenue Code to avoid any adverse tax results thereunder to a holder of an award.

New Plan Benefits
All awards granted under the Restated 2019 Stock Plan are determined within the discretion of the Human Resources Committee. Accordingly, neither the number nor types of future awards to be received by or allocated to particular participants or groups of participants is presently determinable. However, information about equity awards granted to Named Executive Officers in fiscal 2023 under the 2019 Stock Plan are set forth in the Grants of Plan-Based Awards Table and equity awards granted to non-employee directors in fiscal 2023 are set forth in the Fiscal 2023 Director Compensation table.

Board Recommendation
The Board of Directors recommends you vote FOR the approval of the Donaldson Company, Inc. 2019 Master Stock Incentive Plan, as amended and restated, as described in this Proxy Statement.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of July 31, 2023 regarding the Company's equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted – average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders
1980 Master Stock Compensation Plan:
Deferred Stock Option Gain Plan	1,291	—	—
1991 Master Stock Compensation Plan:
Deferred Stock Option Gain Plan	134,772	—	—
Deferred LTC/Restricted Stock	55,222	—	—
2001 Master Stock Incentive Plan:
Deferred LTC/Restricted Stock	27,057	—	—
2010 Master Stock Incentive Plan:			(1)
Stock Options	4,089,190	$44.75	—
Deferred LTC/Restricted Stock	3,392	—	—
2019 Master Stock Incentive Plan: (1)			(1)
Stock Options	2,688,217	$52.44	—
Restricted Stock Units	39,824	—	—
Long-Term Compensation (2)	587,228	—	—
Subtotal for plans approved by security holders	7,626,193	$47.80	—

Equity compensation plans not approved by security holders
Subtotal for plans not approved by security holders	—	—
Total	7,626,193	$47.80
______________
(1)In November 2019, the Company's stockholders approved the adoption of the 2019 Master Stock Incentive Plan (the "2019 Plan"), which replaced the 2010 Master Stock Incentive Plan (the "2010 Plan"). The 2019 Plan limits the number of shares authorized for issuance to 5,000,000 during the 10-year term of the plan in addition to any shares forfeited under the 2010 Plan. Consistent with the 2010 Plan, the 2019 Plan allows for the granting of non-qualified stock options, incentive stock options, restricted stock, restricted stock units, stock appreciation rights, dividend equivalents and other stock-based awards. As of July 31, 2023, there were 1,808,372 authorized shares remaining under the 2019 Plan.
(2)The amounts included for the LTCP described in the Compensation Discussion and Analysis represent the maximum number of shares that could be issued at vesting. The actual payments are based on the attainment of pre-established three fiscal-year performance goals and may differ from the number of shares presented.

ITEM 5: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm to audit the books and accounts of the Company for the fiscal year ending July 31, 2024. PwC has audited the books and accounts of the Company since 2002. While the Company is not required to do so, it is submitting the selection of PwC to serve as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2024 for ratification in order to ascertain the views of the Company’s stockholders on this appointment. Whether or not the appointment is ratified, the Audit Committee, which is solely responsible for appointing and terminating our independent registered public accounting firm, may in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. Representatives of PwC are expected to be present at the virtual meeting and will have the opportunity to make a statement and to respond to appropriate questions. In the event this appointment is not ratified, the Audit Committee will reconsider its selection.

Board Recommendation
The Audit Committee of the Board of Directors recommends that stockholders vote FOR ratification of the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2024.

By Order of the Board of Directors

Amy C. Becker
Secretary
October 3, 2023

Appendix A

DONALDSON COMPANY, INC. 2019 Master Stock Incentive Plan (As Amended and Restated Effective November 17, 2023)

Table of Contents

Section 1.	Purpose	4
Section 2.	Definitions	4
Section 3.	Administration	7
(a)	Power and Authority of the Committee	7
(b)	Delegation	8
(c)	Power and Authority of the Board of Directors	9
Section 4.	Shares Available for Awards	9
(a)	Shares Available	9
(b)	Counting Shares	9
(c)	Adjustments	10
(d)	Annual Limitations	11
Section 5.	Eligibility	11
Section 6.	Awards	11
(a)	Options	11
(b)	Stock Appreciation Rights	13
(c)	Restricted Stock and Restricted Stock Units	13
(d)	Dividend Equivalents	14
(e)	Other Stock-Based Awards	15
(f)	General	15
Section 7.	Amendment and Termination; Corrections	18
(a)	Amendments to the Plan and Awards	18
(b)	Corporate Transactions	19
(c)	Correction of Defects, Omissions and Inconsistencies	20
Section 8.	Income Tax Withholding	20
Section 9.	General Provisions	20
(a)	No Rights to Awards	20
(b)	Award Agreements	20
(c)	Plan Provision Control	21
(d)	No Rights of Stockholders	21
(e)	No Limit on Other Compensation Arrangements	21
(f)	No Right to Employment or Directorship	21
(g)	Governing Law	21
(h)	Severability	21
(i)	No Trust or Fund Created	22
(j)	Other Benefits	22
(k)	No Fractional Shares	22
(l)	Headings	22
(m)	Forfeiture	22
Section 10.	Clawback or Recoupment	22
Section 11.	Effective Date of the Plan	22
Section 12.	Term of the Plan	22

DONALDSON COMPANY, INC.

2019 MASTER STOCK INCENTIVE PLAN
(As Amended and Restated Effective November 17, 2023)

Section 1.Purpose
The purpose of the Plan is to promote the interests of the Company and its stockholders by aiding the Company in attracting and retaining employees, officers, consultants, independent contractors and non-employee Directors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company’s business and to afford such persons an opportunity to acquire an ownership interest in the Company, thereby aligning the interests of such persons with the Company’s stockholders.
Section 2.Definitions
As used in the Plan, the following terms shall have the meanings set forth below:
(a)“Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.
(b)“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Dividend Equivalent or Other Stock-Based Award granted under the Plan.
(c)“Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan (including a document in an electronic medium) executed in accordance with the requirements of Section 9(b).
(d)“Board” shall mean the Board of Directors of the Company.
(e)“Change in Control” shall be the consummation of one of the following events:
(i)any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), either is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities;
(ii)during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board, and any new Director (other than a Director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this section) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof, unless the approval of the election or nomination for election of such new Directors was in connection with an actual or threatened election or proxy contest;
(iii)the merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as hereinabove defined) acquires more than 30% of the combined voting power of the Company’s then outstanding securities; or
(iv)the complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company’s assets or any transaction having a similar effect.
(f)“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.
(g)“Committee” shall mean the committee designated by the Board to administer the Plan. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b 3, and each member of the Committee shall be a “non-employee director” within the meaning of Rule 16b‑3.
(h)“Company” shall mean Donaldson Company, Inc., a Delaware corporation, and any successor corporation.
(i)“Director” shall mean a member of the Board.
(j)“Disability” shall have the meaning ascribed to that term in Section 22(e)(3) of the Code, or such other meaning as may be required under applicable local law.
(k)“Dividend Equivalent” shall mean any right granted under Section 6(d) of the Plan.
(l)“Eligible Person” shall mean any employee, officer, consultant, independent contractor, advisor or non-employee Director providing services to the Company or any Affiliate.
(m)“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
(n)“Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of a Share as of a given date shall be, if the Shares are then traded on the New York Stock Exchange, the closing price of one Share as reported on the New York Stock Exchange on such date or, if the New York Stock Exchange is not open for trading on such date, on the most recent preceding date when the New York Stock Exchange is open for trading.
(o)“Full Value Award” shall mean any Award other than an Option or Stock Appreciation Right, the value of which Option or Stock Appreciation Right is based solely on an increase in the value of the Shares after the date of grant of such Award.
(p)“Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.
(q)“Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.
(r)“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option to purchase shares of the Company.
(s)“Other Stock-Based Award” shall mean any right granted under Section 6(e) of the Plan.
(t)“Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.
(u)“Plan” shall mean the Donaldson Company, Inc. 2019 Master Stock Incentive Plan, as amended from time to time.
(v)“Prior Plan” shall mean the Donaldson Company, Inc. 2010 Master Stock Incentive Plan, as amended from time to time.
(w)“Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.
(x)“Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.
(y)“Retirement” shall mean an Eligible Person’s termination of service at or after attainment of Retirement Age under such circumstances determined to constitute retirement by the Committee in its sole discretion; except that solely in the case of a non-employee Director, Retirement shall mean the Director retires or resigns from service as a Director of the Company in accordance with the age and term limits of the Corporate Governance Guidelines of the Company.
(z)“Retirement Age” shall mean age fifty-five (55).
(aa)“Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.
(ab)“Section 409A” shall mean Section 409A of the Code, or any successor provision, and applicable Treasury Regulations and other applicable guidance thereunder.

(ac)“Securities Act” shall mean the Securities Act of 1933, as amended.
(ad)“Shares” shall mean shares of common stock, $5.00 par value per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.
(ae)“Specified Employee” shall mean a specified employee as defined in Section 409A(a)(2)(B) of the Code or applicable proposed or final regulations under Section 409A, determined in accordance with procedures established by the Company and applied uniformly with respect to all plans maintained by the Company that are subject to Section 409A.
(af)“Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.
Section 3.Administration
(a)Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to:
(i)designate Participants;
(ii)determine the type or types of Awards to be granted to each Participant under the Plan;
(iii)determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award;
(iv)determine the terms and conditions of any Award or Award Agreement, including any terms relating to the forfeiture of any Award and the forfeiture, recapture or disgorgement of any cash, Shares or other amounts payable with respect to any Award;
(v)amend the terms and conditions of any Award or Award Agreement, subject to the limitations under Sections 6 and 7;
(vi)accelerate the exercisability of any Award or the lapse of any restrictions relating to any Award, subject to the limitations under Sections 6 and 7,
(vii)determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property (but excluding promissory notes), or canceled, forfeited or suspended;
(viii)determine whether, to what extent and under what circumstances amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee, subject to the requirements of Section 409A and Section 6;
(ix)interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan;

(x)establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan;
(xi)make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan; and
(xii)adopt such modifications, rules, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or an Affiliate may operate, including, without limitation, establishing any special rules for Affiliates, Eligible Persons or Participants located in any particular country, in order to meet the objectives of the Plan and to ensure the viability of the intended benefits of Awards granted to Participants located in such non-United States jurisdictions.
Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award or Award Agreement, and any employee of the Company or any Affiliate.
(b)Delegation. The Committee shall have the right, from time to time, to delegate to one or more officers of the Company the authority of the Committee to grant and determine the terms and conditions of Awards granted under the Plan, subject to the requirements of Section 157(c) of the Delaware General Corporation Law (or any successor provision) and such other limitations as the Committee shall determine. In no event shall any such delegation of authority be permitted with respect to Awards to any members of the Board or to any Eligible Person who is subject to Rule 16b-3 under the Exchange Act. The Committee shall also be permitted to delegate, to any appropriate officer or employee of the Company, responsibility for performing certain ministerial functions under the Plan. In the event that the Committee’s authority is delegated to officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose. Any action undertaken in accordance with the Committee’s delegation of authority hereunder shall have the same force and effect as if such action were undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.
(c)Power and Authority of the Board of Directors. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan, unless the exercise of such powers and duties by the Board would cause the Plan not to comply with the requirements of Rule 16b-3 or applicable law or exchange requirements.
Section 4.Shares Available for Awards
(a)Shares Available.
(i)Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall equal 10,000,000 (the sum of the original Share reserve approved in connection with the initial adoption of the Plan, plus the authorized net increase of Shares in connection with the approval of the amended and restated Plan), plus any Shares subject to any outstanding award under the Prior Plan that, after November 22, 2019, are not purchased or are forfeited or reacquired by the Company, or otherwise not delivered to the Participant due to termination or cancellation of such award, subject to the share counting provisions of Section 4(b) below.
(ii)Notwithstanding the foregoing and subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Full Value Awards shall not exceed the sum of 1,750,000, plus any Shares subject to any outstanding full value award under the Prior Plan that, after November 22, 2019, are not purchased or are forfeited or reacquired by the Company, or otherwise not delivered to the Participant due to termination or cancellation of such award, subject to the share counting provisions of Section 4(b) below.
(iii)On and after stockholder approval of this Plan, no awards shall be granted under the Prior Plan, but all outstanding awards previously granted under the Prior Plan shall remain outstanding and subject to the terms of the Prior Plan.
(b)Counting Shares. Except as set forth below in this Section 4(b), if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.
(i)Shares Added Back to Reserve. Subject to the limitations in Section 4(b)(ii) below, if any Shares covered by an Award or to which an Award relates are not purchased or are forfeited or are reacquired by the Company, or if an Award otherwise terminates or is cancelled without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture, reacquisition by the Company, termination or cancellation, shall again be available for granting Awards under the Plan.
(ii)Shares Not Added Back to Reserve. Notwithstanding anything to the contrary in Section (b)(i) above, the following Shares will not again become available for issuance under the Plan: (A) any Shares which would have been issued upon any exercise of an Option but for the fact that the exercise price was paid by a “net exercise” pursuant to Section 6(a)(iii)(B) or any Shares tendered in payment of the exercise price of an Option; (B) any Shares withheld by the Company or Shares tendered to satisfy any tax withholding obligation with respect to an Award; (C) Shares covered by a stock-settled Stock Appreciation Right issued under the Plan that are not issued in connection with settlement in Shares upon exercise; or (D) Shares that are repurchased by the Company using Option exercise proceeds.
(iii)Cash Only Awards. Awards that do not entitle the holder thereof to receive or purchase Shares shall not be counted against the aggregate number of Shares available for Awards under the Plan.

(iv)Substitute Awards Relating to Acquired Entities. Shares issued under Awards granted in substitution for awards previously granted by an entity that is acquired by or merged with the Company or an Affiliate shall not be counted against the aggregate number of Shares available for Awards under the Plan.
(c)Adjustments. In the event that any dividend (other than a regular cash dividend) or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards, (iii) the purchase price or exercise price with respect to any Award and (iv) the limitations contained in Section 4(d) below; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be rounded down to the nearest whole number. Such adjustment shall be made by the Committee or the Board, whose determination in that respect shall be final, binding and conclusive.
(d)Annual Limitations.
(i)Annual Limitations for Awards Granted to Employees, Officers, Consultants, Etc. No Eligible Person who is an employee, officer, consultant, independent contractor or advisor may be granted any Award or Awards for more than 500,000 Shares (subject to adjustment as provided for in Section 4(c) of the Plan), in the aggregate in any fiscal year.
(ii)Annual Limitation for Awards Granted to Non-Employee Directors. No Director who is not also an employee of the Company or an Affiliate may be granted any Award or Awards denominated in Shares that exceed in the aggregate $350,000 (such value computed as of the date of grant in accordance with applicable financial accounting rules) in any calendar year. The foregoing limit shall not apply to any Award made pursuant to any election by the Director to receive an Award in lieu of all or a portion of annual and committee retainers and annual meeting fees.
Section 5.Eligibility
Any Eligible Person shall be eligible to be designated as a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full time or part time employees (which term as used herein includes, without limitation, officers and Directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.
Section 6.Awards
(a)Options. The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:
(i)Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee and shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant of such Option; provided, however, that the Committee may designate a purchase price below Fair Market Value on the date of grant if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or an Affiliate.
(ii)Option Term. The term of each Option shall be fixed by the Committee at the time of grant but shall not be longer than 10 years from the date of grant.
(iii)Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised within the Option term, either in whole or in part, and the method of exercise, except that any exercise price tendered shall be in either cash, Shares having a Fair Market Value on the exercise date equal to the applicable exercise price or a combination thereof, as determined by the Committee.
(A)    Promissory Notes. For avoidance of doubt, the Committee may not accept a promissory note as consideration.
(B)    Net Exercises. The terms of any Option may be written to permit the Option to be exercised by delivering to the Participant a number of Shares having an aggregate Fair Market Value (determined as of the date of exercise) equal to the excess, if any, of the Fair Market Value of the Shares underlying the Option being exercised, on the date of exercise, over the exercise price of the Option for such Shares.
(iv)Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as Incentive Stock Options:
(A)    The Committee will not grant Incentive Stock Options in which the aggregate Fair Market Value (determined as of the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under this Plan and all other plans of the Company and its Affiliates) shall exceed $100,000.

(B)    All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by the Board or the date this Plan was approved by the stockholders of the Company.
(C)    Unless sooner exercised, all Incentive Stock Options shall expire and no longer be exercisable no later than ten (10) years after the date of grant; provided, however, that in the case of a grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Affiliates, such Incentive Stock Option shall expire and no longer be exercisable no later than five (5) years from the date of grant.
(D)    The purchase price per Share for an Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option; provided, however, that, in the case of the grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Affiliates, the purchase price per Share purchasable under an Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option.
(E)    Any Incentive Stock Option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the Option as an Incentive Stock Option.
(b)Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than one hundred percent (100%) of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right; provided, however, that the Committee may designate a grant price below Fair Market Value on the date of grant if the Stock Appreciation Right is granted in substitution for a stock appreciation right previously granted by an entity that is acquired by or merged with the Company or an Affiliate. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee (except that the term of each Stock Appreciation Right shall be subject to the term limitations in Section 6(a)(ii) applicable to Options). The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.
(c)Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant an Award of Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:
(i)Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate. For purposes of clarity and without limiting the Committee’s general authority under Section 3(a), vesting of such Awards may, at the Committee’s discretion, be conditioned upon the Participant’s completion of a specified period of service with the Company or an Affiliate, or upon the achievement of one or more performance goals established by the Committee, or upon any combination of service-based and performance-based conditions (subject to the minimum requirements in Section 6. Notwithstanding the foregoing, rights to dividend or Dividend Equivalent payments shall be subject to the limitations described in Section 6(d).
(ii)Issuance and Delivery of Shares. Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company or held in nominee name by the stock transfer agent or brokerage service selected by the Company to provide such services for the Plan. Shares representing Restricted Stock that are no longer subject to restrictions shall be delivered (including by updating the book-entry registration) to the Participant promptly after the applicable restrictions lapse or are waived. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holder of the Restricted Stock Units.
(d)Dividend Equivalents. The Committee is hereby authorized to grant Dividend Equivalents to Eligible Persons under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine. Notwithstanding the foregoing, (i) the Committee may not grant Dividend Equivalents to Eligible Persons in connection with grants of Options, Stock Appreciation Rights or other Awards the value of which is based solely on an increase in the value of the Shares after the grant of such Award, and (ii) dividend and Dividend Equivalent amounts with respect to any Share underlying an Award may be accrued but not paid to a Participant until all conditions or restrictions relating to such Share have been satisfied or lapsed.

(e)Other Stock-Based Awards. The Committee is hereby authorized to grant to Eligible Persons such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. The Committee shall determine the terms and conditions of such Awards, subject to the terms of the Plan and any applicable Award Agreement. No Award issued under this Section 6(e) shall contain a purchase right or an option-like exercise feature.
(f)General.
(i)Consideration for Awards. Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or required by applicable law.
(ii)Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.
(iii)Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities (but excluding promissory notes), other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee.
(iv)Limits on Transfer of Awards. No Award (other than fully vested and unrestricted Shares issued pursuant to any Award) and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution, and no Award (other than fully vested and unrestricted Shares issued pursuant to any Award) or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate. Notwithstanding the foregoing, the Committee may permit the transfer of an Award to family members if such transfer is for no value and in accordance with the rules of Form S-8. The Committee may also establish procedures as it deems appropriate for a Participant to designate a person or persons, as beneficiary or beneficiaries, to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant’s death.
(v)Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made with respect to, or legends to be placed on the certificates for, such Shares or other securities to reflect such restrictions. The Company shall not be required to deliver any Shares or other securities covered by an Award unless and until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.
(vi)Prohibition on Option and Stock Appreciation Right Repricing. Except as provided in Section 4(c) hereof, the Committee may not, without prior approval of the Company’s stockholders, seek to effect any re pricing of any previously granted, “underwater” Option or Stock Appreciation Right by: (i) amending or modifying the terms of the Option or Stock Appreciation Right to lower the exercise price; (ii) canceling the underwater Option or Stock Appreciation Right and granting either (A) replacement Options or Stock Appreciation Rights having a lower exercise price; or (B) Restricted Stock, Restricted Stock Units or Other Stock Based Award in exchange; or (iii) cancelling or repurchasing the underwater Option or Stock Appreciation Right for cash or other securities. An Option or Stock Appreciation Right will be deemed to be “underwater” at any time when the Fair Market Value of the Shares covered by such Option or Stock Appreciation Right is less than the exercise price.
(vii)Minimum Vesting. No Award shall be granted with terms providing for any right of exercise or lapse of any vesting obligations earlier than a date that is at least one year following the date of grant (or, in the case of vesting based upon performance-based objectives, exercise and vesting restrictions cannot lapse earlier than the one-year anniversary measured from the commencement of the period over which performance is evaluated); provided, however, that the Award Agreement by its terms may permit acceleration or waiver of the minimum restrictions upon a Change in Control or upon the Participant’s death, Disability or Retirement (or attainment of Retirement Age). Notwithstanding the foregoing:
(A)    A maximum of five percent (5%) of the aggregate number of Shares available for issuance under this Plan may be issued as Awards that do not comply with the applicable one year minimum exercise and vesting requirements and limited exceptions set forth above. For purposes of counting Shares against the five percent (5%) limitation, the Share counting rules under Section 4 of this Plan apply.
(B)    Nothing in this Section 6 shall limit the authority of the Committee to amend or modify any Award to accelerate the vesting or the exercisability of any Award or the lapse of any restrictions relating to any Award (except where expressly limited in Section 6(f)(viii)).
(viii)Limits on Acceleration or Waiver of Restrictions Upon Change in Control. No Award Agreement shall, either by operation of its terms or by action of the Committee, accelerate the exercisability of any Award or the lapse of restrictions relating to any Award in connection with a reorganization, merger or consolidation of, or sale or other disposition of all or substantially all of the assets of, the Company unless such transaction constitutes a Change in Control and unless such acceleration occurs upon the consummation of (or effective immediately prior to the consummation of, provided that the consummation subsequently occurs) the Change in Control. Nothing in this paragraph shall limit the Committee’s authority to accelerate the exercisability of any Award or the lapse of restrictions relating to any Award for reasons other than a Change in Control (e.g., due to death, Disability or Retirement).
(ix)Section 409A Provisions. Notwithstanding anything in the Plan or any Award Agreement to the contrary, to the extent that any amount or benefit that constitutes “deferred compensation” to a Participant under Section 409A and applicable guidance thereunder is otherwise payable or distributable to a Participant under the Plan or any Award Agreement solely by reason of the occurrence of a Change in Control or due to the Participant’s Disability or “separation from service” (as such term is defined under Section 409A), such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless the Committee determines in good faith that (i) the circumstances giving rise to such Change in Control, disability or separation from service meet the definition of a change in control event, disability, or separation from service, as the case may be, in Section 409A(a)(2)(A) of the Code and applicable regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise. Any payment or distribution that otherwise would be made to a Participant who is a Specified Employee (as determined by the Committee in good faith) on account of separation from service may not be made before the date which is six months after the date of the Specified Employee’s separation from service (or if earlier, upon the Specified Employee’s death) unless the payment or distribution is exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise.
Section 7.Amendment and Termination; Corrections
(a)Amendments to the Plan and Awards. The Board may from time to time amend, suspend or terminate this Plan, and the Committee may amend the terms of any previously granted Award, provided that no amendment to the terms of any previously granted Award may (except as expressly provided in the Plan) adversely alter or impair the terms or conditions of the Award previously granted to a Participant under this Plan without the written consent of the Participant or holder thereof. Any amendment to this Plan, or to the terms of any Award previously granted, is subject to compliance with all applicable laws, rules, regulations and policies of any applicable governmental entity or securities exchange, including receipt of any required approval from the governmental entity or stock exchange. For greater certainty and without limiting the foregoing, the Board may amend, suspend, terminate or discontinue the Plan, and the Committee may amend or alter any previously granted Award, as applicable, without obtaining the approval of stockholders of the Company in order to:

(i)amend the eligibility for, and limitations or conditions imposed upon, participation in the Plan;
(ii)subject to the limitations in Section 6, amend any terms relating to the granting or exercise of Awards, including but not limited to terms relating to the amount and payment of the exercise price, or the vesting, expiry, assignment or adjustment of Awards, or otherwise waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively;
(iii)make changes that are necessary or desirable to comply with applicable laws, rules, regulations and policies of any applicable governmental entity or stock exchange (including amendments to Awards necessary or desirable to maximize any available tax deduction or to avoid any adverse tax results, and no action taken to comply with such laws, rules, regulations and policies shall be deemed to impair or otherwise adversely alter or impair the rights of any holder of an Award or beneficiary thereof); or
(iv)amend any terms relating to the administration of the Plan, including the terms of any administrative guidelines or other rules related to the Plan.
For greater certainty and except as provided in Section 4(c), prior approval of the stockholders of the Company shall be required for any amendment to the Plan or an Award that would:
(I)    require stockholder approval under the rules or regulations of the Securities and Exchange Commission, the New York Stock Exchange or any other securities exchange that are applicable to the Company;
(II)    increase the number of shares authorized under the Plan as specified in Section 4(a) of the Plan;
(III)    permit repricing of Options or Stock Appreciation Rights, which is currently prohibited by Section 6 of the Plan;
(IV)    permit the award of Options or Stock Appreciation Rights at a price less than one-hundred percent (100%) of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, contrary to the provisions of Section 6(a)(i) and Section 6(b) of the Plan;
(V)    increase the maximum term permitted for Options and Stock Appreciation Rights as specified in Section 6(a) and Section 6(b); or
(VI)    increase the number of shares subject to the annual limitations contained in Section 4(d) of the Plan.
(b)Corporate Transactions. In the event of any reorganization, merger, consolidation, split-up, spin-off, combination, plan of arrangement, take-over bid or tender offer, repurchase or exchange of Shares or other securities of the Company or any other similar corporate transaction or event involving the Company (or the Company shall enter into a written agreement to undergo such a transaction or event), the Committee or the Board may, in its sole discretion but subject to the limitations in Section 6

(e.g., limitations on re-pricing and waiver of vesting restrictions), provide for any of the following to be effective upon the consummation of the event (or effective immediately prior to the consummation of the event, provided that the consummation of the event subsequently occurs), and no action taken under this Section 7(b) shall be deemed to impair or otherwise adversely alter or impair the rights of any holder of an Award or beneficiary thereof:
(i)either (A) termination of any Award, whether or not vested, in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of the vested portion of the Award or realization of the Participant’s vested rights (and, for the avoidance of doubt, if, as of the date of the occurrence of the transaction or event described in this Section 7(b)(i)(A), the Committee or the Board determines in good faith that no amount would have been attained upon the exercise of the Award or realization of the Participant’s rights, then the Award may be terminated by the Company without any payment) or (B) the replacement of the Award with other rights or property selected by the Committee or the Board, in its sole discretion;
(ii)that the Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;
(iii)that the Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the applicable Award Agreement; or
(iv)that the Award cannot vest, be exercised or become payable after a date certain in the future, which may be the effective date of the event.
(c)Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan. The Company shall not be liable or responsible for any error in the computation of any benefit payable to or with respect to any Participant resulting from any misstatement of fact made by the Participant, directly or indirectly, to the Committee, and used by the Committee in determining the benefit.
Section 8.Income Tax Withholding
In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. Without limiting the foregoing, for avoidance of doubt, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (a) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes (subject to any limitations required by ASC Topic 718 to avoid adverse accounting treatment); (b) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (c) by any other means set forth in the applicable Award Agreement..
Section 9.General Provisions
(a)No Rights to Awards. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.
(b)Award Agreements. No Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement shall have been signed by the Participant (if requested by the Company), or until such Award Agreement is delivered and accepted through an electronic medium in accordance with procedures established by the Company. An Award Agreement need not be signed by a representative of the Company unless required by the Committee. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.
(c)Plan Provisions Control. In the event that any provision of an Award Agreement conflicts with or is inconsistent in any respect with the terms of the Plan as set forth herein or subsequently amended, the terms of the Plan shall control.
(d)No Rights of Stockholders. Except with respect to Shares issued under Awards (and subject to such conditions as the Committee may impose on such Awards pursuant to Section 6(c)(i) or Section 6(d)), neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a stockholder of the Company with respect to any Shares issuable upon the exercise or payment of any Award, in whole or in part, unless and until such Shares have been issued.
(e)No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation plans or arrangements, and such plans or arrangements may be either generally applicable or applicable only in specific cases.
(f)No Right to Employment or Directorship. The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Company or any Affiliate, or the right to be retained as a Director, nor will it affect in any way the right of the Company or an Affiliate to terminate a Participant’s employment at any time, with or without cause, or remove a Director in accordance with applicable law. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment, or remove a Director who is a Participant, free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement. Nothing in this Plan shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate. Under no circumstances shall any person ceasing to be an employee or Director of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under the Plan which such employee or Director might otherwise have enjoyed but for termination of employment or directorship, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise. By participating in the Plan, each Participant shall be deemed to have accepted all the conditions of the Plan and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.
(g)Governing Law. The internal law, and not the law of conflicts, of the State of Delaware shall govern all questions concerning the validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award.
(h)Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.
(i)No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.
(j)Other Benefits. No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant’s compensation or benefits under any pension, retirement, savings, profit sharing, group insurance, disability, severance, termination pay, welfare or other benefit plan of the Company, unless required by law or otherwise provided by such other plan.
(k)No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such fractional Share or any rights thereto shall be canceled, terminated or otherwise eliminated.
(l)Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
(m)Forfeiture. All Awards under this Plan shall be subject to forfeiture and/or penalty conditions or provisions as determined by the Committee and set forth in the applicable Award Agreement.
Section 10.Clawback or Recoupment
In addition to such forfeiture and/or penalty conditions as specified in any Award Agreement, Awards under this Plan shall be subject to forfeiture or other penalties pursuant to the Executive Incentive Compensation Clawback Policy as amended from time to time.

Section 11.Effective Date of the Plan
The Plan was originally adopted by the Board on September 27, 2019 and became effective when approved by stockholders on November 22, 2019. The amendments to the Plan made under this restatement were adopted by the Board on September 22, 2023 and shall be subject to approval by the stockholders of the Company at the annual meeting of stockholders of the Company to be held on November 17, 2023. The amendments shall be effective as of the date of such stockholder approval. Upon the original approval of the Plan by stockholders, grants of awards under the Prior Plan were discontinued, but all outstanding awards previously granted under the Prior Plan remain subject to the terms of the Prior Plan.
Section 12.Term of the Plan
No Award shall be granted under the Plan, and the Plan shall terminate, on September 27, 2029 or any earlier date of discontinuation or termination established pursuant to Section 7(a) of the Plan. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such dates, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board to amend the Plan, shall extend beyond the termination of the Plan.

Donaldson Company, Inc.
Annual Meeting of Stockholders
Friday, November 17, 2023, at 1:00 p.m. CST

Virtual meeting held online through
www.virtualshareholdermeeting.com/DCI2023

DONALDSON COMPANY, INC.
ATTN: AMY BECKER
P.O. BOX 1299
MINNEAPOLIS, MN 55440-1299

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	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Tod E. Carpenter 02 Pilar Cruz 03 Ajita G. Rajendra

The Board of Directors recommends you vote 1 YEAR on the following proposal:

The Board of Directors recommends you vote FOR proposals 4 and 5.

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

02 0000000000

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com .

DONALDSON COMPANY, INC.

Annual Meeting of Stockholders

November 17, 2023 1:00 PM CST

This proxy is solicited by the Board of Directors

The undersigned appoints TOD E. CARPENTER, AMY C. BECKER and ANDREW J. CEBULLA, and each of them as proxies, each with the power to appoint a substitute, to represent and to vote, as designated on the reverse side, all shares of Common stock of DONALDSON COMPANY, INC. that the stockholder is entitled to vote at the 2023 Annual Meeting of Stockholders of Donaldson Company, Inc., at 1:00 PM, CST, on Friday, November 17, 2023, via www.virtualshareholdermeeting.com/DCI2023 and any adjournment thereof.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof. **THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF ALL DIRECTOR NOMINEES, FOR PROPOSAL 2, FOR 1 YEAR FOR PROPOSAL 3, AND FOR PROPOSALS 4 AND 5.**

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Continued and to be signed on reverse side